                                                           PRELIMINARY MATERIALS

                            [FORM OF FRONT OF PROXY]

                              CYTEC INDUSTRIES INC.

                      ANNUAL MEETING OF COMMON STOCKHOLDERS
                                  May 12, 1997

                      THIS PROXY IS SOLICITED ON BEHALF OF
                        THE COMPANY'S BOARD OF DIRECTORS

         The undersigned hereby appoints D. D. Fry, J. P. Cronin and E. F. Jackman, and each of them jointly and severally, Proxies with full power of substitution, to vote as designated on the reverse side and, in their discretion, upon such other business as may properly come before the meeting all shares of Common Stock of Cytec Industries Inc. held of record by the undersigned on March 13, 1997 at the Annual Meeting of Common Stockholders to be held on May 12, 1997 or any adjournment thereof.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES TO SERVE AS DIRECTORS, "FOR" THE INCREASE IN THE AUTHORIZED COMMON STOCK, AND "FOR" APPROVAL OF AMENDMENTS TO THE 1993 STOCK AWARD AND INCENTIVE PLAN. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO DIRECTION IS GIVEN IN THE SPACE PROVIDED ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED (i) "FOR" THE ELECTION OF THE DIRECTORS, (ii) "FOR" THE INCREASE IN THE AUTHORIZED COMMON STOCK AND (iii) FOR APPROVAL OF AMENDMENTS TO THE 1993 STOCK AWARD AND INCENTIVE PLAN.

                           [FORM OF REVERSE OF PROXY]

1.  ELECTION OF DIRECTORS

 FOR the election of          WITHHOLD                  To withhold authority to vote for       Will
   F. W. Armstrong            AUTHORITY                 the election of any individual         attend
   G. A. Burns             to vote for the              candidate, write that person's         Annual
                        election of Directors           name on this line.                    Meeting

      ----                 ----                         ---------------------------------       ----

                  PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
                      PROMPTLY USING THE ENCLOSED ENVELOPE.

2.  Increase in Authorized Common Stock

     FOR                   AGAINST                   ABSTAIN

     ---                    ---                       ---

3.  Amend 1993 Stock Award and Incentive Plan

     FOR       AGAINST        ABSTAIN

     ---        ---            ---


Signature_______________ Signature_____________ Date______ 1997
Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                                           PRELIMINARY MATERIALS
[GRAPHIC OMITTED]


                              CYTEC INDUSTRIES INC.
                             5 GARRET MOUNTAIN PLAZA
                             WEST PATERSON, NJ 07424




Notice of Annual Meeting
of Common Stockholders to be held
May 12, 1997                                                      March 20, 1997




To the Holders of Common Stock

         The Annual Meeting of Common Stockholders of Cytec Industries Inc. will be held at the Sheraton Crossroads Hotel, One International Boulevard, Mahwah, NJ 07495, on Monday, May 12, 1997, at 11:00 a.m., for the purpose of (i) electing two directors for terms ending in the year 2000; (ii) approving an increase in the authorized Common Stock of the company; and (iii) approving certain amendments to the 1993 Stock Award and Incentive Plan, and to transact such other business as may properly come before the meeting or any adjournment thereof.

         Only holders of Common Stock of record at the close of business on March 13, 1997, are entitled to notice of and to vote at the meeting or any adjournment thereof.

         Since no action can be taken at the meeting unless a majority of the outstanding shares of Common Stock is represented, it is important, regardless of the number of shares which you hold, that you be personally present or represented by proxy at the meeting.

Accordingly, if you cannot attend the meeting, it is requested that you promptly sign and date the enclosed proxy and mail it in the enclosed envelope, which requires no postage if mailed in the United States.

                                             By Order of the Board of Directors,

                                                       E. F. Jackman
                                                         Secretary

[GRAPHIC OMITTED]


                              CYTEC INDUSTRIES INC.
                             5 GARRET MOUNTAIN PLAZA
                             WEST PATERSON, NJ 07424


Proxy Statement for
Annual Meeting of Common Stockholders
to be held May 12, 1997

                                                                  March 20, 1997


         The enclosed proxy is solicited by the Board of Directors of Cytec Industries Inc. (the "Company") and is revocable at any time before it is exercised. Revocation may be by written notice or by furnishing a proxy subsequent in time. The shares represented by all properly executed proxies received by the Company in time to be voted will be voted as specified on the proxies, and in the absence of specific direction will be voted for the election of directors and the approval of the proposed increase in the authorized Common Stock and the proposed amendments to the 1993 Stock Award and Incentive Plan. For persons who participate in the Cytec Employees' Savings and Profit Sharing Plan, those shares held for the participant's account under this plan will automatically be voted in accordance with the proxy returned by the participant.

         The cost of soliciting proxies will be borne by the Company, including reimbursement of banks, brokerage firms, custodians, nominees and fiduciaries for their expenses in sending proxy material to the beneficial owners of Common Stock. In addition to the use of the mail, proxies may be solicited by employees of the Company personally, by telephone or by telefax. The Company has engaged Georgeson & Company Inc. to assist in the solicitation of proxies from stockholders at a fee of $8,500 plus reimbursement of its out-of-pocket expenses.

         Only holders of Common Stock of record at the close of business on March 13, 1997, are entitled to notice of and to vote at the meeting or any adjournment thereof. On such date, there were outstanding _______________ shares of Common Stock, each share of which is entitled to one vote.

         If no specific direction is given, but the proxy is otherwise properly executed and dated, it will be voted FOR (i) Election of Directors, (ii) for the increase in the authorized Common Stock of the Company and (iii) for approval of the amendments to the 1993 Stock Award and Incentive Plan.


ELECTION OF DIRECTORS

         At the meeting, the Board of Directors will nominate Mr. F. W. Armstrong and Mr. G. A. Burns for election as directors for three-year terms ending in the year 2000. Messrs. Armstrong and Burns are currently directors of the Company. The affirmative vote of the holders of a plurality of the shares of Common Stock present at the meeting in person or by proxy and voting on the election of directors will be required to elect the directors. Accordingly, an abstention or a broker non-vote constitutes neither an affirmative nor a negative vote, and hence will have no effect on the outcome of the election.

         If at the time of the meeting either or both of the nominees is not available to serve as director - an event which the Board does not anticipate - the proxies will be voted for a substitute nominee or nominees designated by or at the direction of the Board, unless the Board has taken prior action to reduce its membership. After the elections of the directors at the meeting, the Company will have seven directors, including Mr. Fry, Mr. Lilley, Mr. Powell, and Mr. Satrum whose terms currently extend beyond the date of the meeting to 1999, 1998, 1998, and 1999, respectively, and one director who will be elected by the holder of the Series C Preferred Stock for a term of one year.

         The following information is submitted concerning the nominees and other directors of the Company whose terms of office will continue after the meeting.

         Frederick W. Armstrong, age 66, retired from American Cyanamid Company ("Cyanamid") effective January 1992. Prior to his retirement he served for many years as the Director of Cyanamid's Corporate Development and Planning Division and, from 1985 until his retirement, as a Vice President of Cyanamid. He is a director of MGI Pharma, Inc.

         Gene A. Burns, age 71, served as Executive Vice President, Chief Financial Officer and Director of CPC International Inc., before retiring in 1988.

         Darryl D. Fry, age 58, has been the Chairman of the Board, President and Chief Executive Officer of the Company since December, 1993. From January 1991 to December 1993, he was an Executive Vice President of Cyanamid and President of the Chemicals Group of Cyanamid. From August 1989 to January 1991, he was a Group Vice President of Cyanamid responsible for the global agricultural businesses.

         L. L. Hoynes, Jr., age 61, is Senior Vice-President and General Counsel of American Home Products Corporation, having served in that capacity since 1990. Prior to that he was a partner in the law firm of Willkie, Farr & Gallagher. He serves as the Director of the Company elected by Cyanamid as holder of the Company's outstanding Series C Preferred Stock.

         David Lilley, age 50, was elected President and Chief Operating Officer and a member of the Board of Directors effective January 8, 1997. From 1994 until that date, he was a Vice President of American Home Products Corporation, responsible for the Global Medical Device business. Prior to that time, he was Vice President and a member of the Executive Committee of American Cyanamid Company.

         William P. Powell, age 41, has been a Managing Director of Dillon, Read & Co. Inc. since January 1991, and prior thereto was employed by Dillon Read since 1982 in a number of other capacities.

         Jerry R. Satrum, age 52, has served as Chief Executive Officer of Georgia Gulf Corporation since February 1991 and as President since 1989, and prior thereto served as Vice President - Finance and Treasurer from its inception. Mr. Satrum has been a director of Georgia Gulf Corporation since its inception. Mr. Satrum is also a director of NationsBank N.A. (South).

         Each person named above became a director of the Company on December 17, 1993, the date the Company was incorporated, except for Mr. Hoynes, who was elected by Cyanamid on

December 2, 1994; Mr. Satrum, who was elected by stockholders at the 1996 Annual Meeting; and Mr. Lilley, who was elected by the Board effective January 8, 1997.

         The Audit Committee among other things considers the overall scope and approach and recommendations of the audit performed by the independent accountants; recommends the appointment of independent accountants; reviews procedures for internal controls; and considers significant accounting methods adopted or proposed to be adopted. Messrs. Burns and Powell are members of the Audit Committee. The Audit Committee held three meetings during 1996.

         The Compensation and Management Development Committee approves compensation arrangements for the Company's officers, administers certain compensation plans and makes recommendations thereunder. Messrs. Armstrong, Burns, and Satrum are members of the Compensation and Management Development Committee. The Committee held six meetings during 1996.

         The Pension Committee reviews on behalf of the Board actions taken by the Committee on Investment of Pension Funds (which oversees investments of the Company's funded benefit plans). Messrs. Armstrong and Powell are members of this Committee. The Committee held two meetings during 1996.

         The Environmental, Health and Safety Committee serves as the environmental oversight committee referred to under "Certain Relationships and Related Transactions." It reviews, monitors and, as it deems appropriate, advises the Board of Directors with respect to the policies and practices of the Company in the areas of occupational health and safety and environmental affairs. Messrs. Hoynes and Fry are members of this Committee. The Committee held two meetings during 1996.

         The Board of Directors held seven meetings during 1996. All members of the Board attended at least 75% of the meetings of the Board and of the Committees on which they serve. The Company has no Nominating Committee.

INCREASE IN AUTHORIZED COMMON STOCK

         The Board of Directors has approved an amendment (the "Amendment") to
Article IV of the Company's Certificate of Incorporation (the "Certificate") to increase the authorized common stock of the Company from 75 million shares to 150 million shares. The first paragraph of Article Fourth of the Certificate will be amended to read as follows:

                  Fourth: The total number of shares of stock which the Corporation shall have the authority to issue is 170 million, consisting of 150 million shares of common stock, par value $0.01 per share (the "Common Stock"), and 20 million shares of preferred stock, par value $0.01 per share (the "Preferred Stock").

         Amendment of Article Fourth of the Certificate of Incorporation will require the affirmative vote of a majority of the outstanding shares. Therefore, abstentions and broker non-votes will have the same effect as negative votes.

         As of February 1, 1997, there were 75 million shares of Common Stock authorized, of which approximately _____ million were issued and outstanding or held in treasury. Originally, there were approximately 12.9 million shares outstanding, leaving approximately 62.1 million available for future issuance. Since that time, the Company has made a public offering of approximately 3.5 million shares and effectuated a three-for-one stock split, in the form of a stock dividend, as well as issued approximately _____ shares under the 1993 Stock Option and Incentive Plan (see page _____). Accordingly, there are at present only 29 million authorized but unissued shares available. The amendment would increase this number to approximately 104 million shares. The Board believes that it is desirable to have this larger number of shares available for possible future acquisitions, financings, stock dividends, stock splits or other stock distributions, none of which is under consideration at this time. Although the Company is frequently engaged in discussions relating to potential acquisitions, there are no present agreements or discussions which would require the issuance of any of the additional shares to be authorized.

         The holders of the Company's Common Stock do not have preemptive rights to purchase any shares of authorized capital stock of the Company. The Board of Directors may authorize the issuance of such shares without further stockholder approval, except to the extent that such approval may be required to meet certain requirements of the Internal Revenue Code of 1986, as amended, in connection with issuance of shares under employee benefit plans and of the New York Stock Exchange in connection with the listing of additional shares under certain circumstances.

         An increase in the authorized shares of stock could, under certain circumstances, have an antitakover effect by, for example, allowing issuance of stock that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company. However, this proposal to amend the Certificate is not in response to any effort of which the Company is aware to accumulate the Company's stock or to obtain control of the Company, nor is it part of a plan by management to recommend a series of similar amendments to the Board of Directors and stockholders. The Board does not contemplate recommending the adoption of any other amendments to the Certificate which could be construed to affect the ability of third parties to take over or change control of the Company.

AMENDMENTS TO 1993 STOCK AWARD AND INCENTIVE PLAN

         At its meeting held January 27, 1997, the Board of Directors approved certain amendments to the Company's 1993 Stock Award and Incentive Plan (the "1993 Plan") and recommend that the stockholders approve the 1993 Plan as so amended.

         The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval of the 1993 Plan as amended. A properly executed proxy marked "ABSTAIN" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a vote against the matter in question.

         In accordance with the rules of the New York Stock Exchange, brokers and nominees may be precluded from exercising their voting discretion with respect to certain matters to be acted upon and thus, in the absence of specific instructions from the beneficial owner of the shares, will not be empowered to vote the shares on such matters and therefore will not be counted in determining the number of shares necessary for approval. Shares represented by such broker non-votes will, however, be counted for purposes of determining whether there is a quorum.

         The amendments to the 1993 Plan do not materially change the basic terms of the 1993 Plan or increase the number of shares of Common Stock authorized for awards under it. Stockholder approval of the 1993 Plan as amended is required to assure that certain awards granted under the 1993 Plan will be fully tax deductible for the Company pursuant to Section 162(m) of the Internal Revenue Code. Certain other changes are made in recognition of regulatory changes since the 1993 Plan was adopted or to clarify or improve the Plan. If the Plan as amended is not approved, the Plan will remain in effect and Awards will continue to be granted under it, but the Company may lose the tax-deductibility of compensation paid to the Chief Executive Officer and the four other highest-paid officers to the extent it exceeds the limits set forth in Section 162(m), unless such excess is deferred or otherwise restructured.

         The principal amendments to the 1993 Plan are as follows:

         (1) Awards may be made under the Plan to the Chief Executive Officer and the four other most highly-compensated officers which qualify as "performance-based" compensation under Section 162(m) of the Internal Revenue Code ("Performance-based Awards"). Other awards may be made to such individuals, under the Plan or otherwise, which do not qualify as Performance-based Awards.

         (2) The total value as of the date of grant of "Performance-based Awards" in any year to any of such officers cannot exceed the greater of $5 million or 50% of the base salary of such officer.

         (3) The Committee must establish performance goals which must be achieved in order for the Performance-based Awards to be paid, using the Performance Measures which are now set forth in Exhibit A to the Plan which cannot be changed without stockholder approval.

         (4) Stock option and SAR grants are not subject to the restriction in
(2) and (3) above.

         (5) Deferred Cash Awards may now be made under the 1993 Plan. These awards would earn Interest Equivalents at the rate paid from time to time on 10-year Treasury notes, plus 1%. Free-standing Interest Equivalents could also be awarded.

         (6) The requirement that stock options be non-transferable has been eliminated.

         (7) Awards may now be made to prospective employees.

         (8) The requirement that options granted to officers only become exercisable in one-third increments over a three-year period has been eliminated.

         (9) The requirement that a limited SAR granted to an officer not mature until six months after the date of grant has been eliminated.

         (10) The Plan makes explicit that it is not the exclusive vehicle for awarding incentive compensation. In addition, the Committee may determine, even in the case of the Chief Executive Officer and the other four most highly compensated officers, that an award will not be governed by new section 6A (which is the new section of the Plan that contains most of the rules pertaining to Performance-based Awards).

         The principal features of the 1993 Plan, as so amended, are set forth below. The complete text of the Plan, including the amendments, is set forth as
Exhibit I to this Proxy Statement, and the following description is qualified by such reference.

         The 1993 Plan provides for various types of awards ("Awards") which may be granted to present and prospective employees (including officers), directors and independent contractors. Under present guidelines, approximately 355 employees are eligible to receive awards. Awards may consist of stock options, stock appreciation rights, restricted stock, restricted stock units, interest equivalents, dividend equivalents, deferred cash awards, deferred stock awards, and other stock-based or cash-based awards. The 1993 Plan is intended to satisfy the requirements of Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934. The Plan is not exclusive and the Board may adopt, or permit the adoption of, other compensation and benefit plans or arrangements.

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         A maximum of 12,900,000 shares of Common Stock (after adjustment in respect of the July 1996 stock split) were originally reserved for issuance under the 1993 Plan, subject to further equitable adjustment in the event of future stock splits, stock dividends, mergers, consolidations, recapitalizations, reorganizations or similar corporate transactions. There is no limitation on the amount of awards which can be made other than in stock.

         The 1993 Plan is administered by the Committee, the composition of which shall at all times satisfy the provisions of Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act"). The Committee has full authority, subject to the provisions of the 1993 Plan and except with respect to automatic grants to nonemployee directors as discussed below, to construe and interpret the 1993 Plan and any Award, to make rules and regulations relating to the 1993 Plan, to determine, among other things, the persons to whom the awards under the 1993 Plan ("Awards") will be made, the size of such Awards, and the specific terms and conditions applicable to Awards, including, but not limited to, the duration, vesting and exercise or other realization periods, the circumstances for forfeiture and the form and timing of payment with respect to any Award, except that the types of performance measures are set forth in the Plan and cannot be changed without stockholder approval. Under the Plan, the Committee may delegate to the Executive Committee certain of its authority to make Awards, and establish the terms of Awards, in respect of persons who are not executive officers of the Company; and therefore, the term "Committee" as used herein includes the Executive Committee when acting pursuant to such delegated authority.


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         See the "Summary Compensation Table," "Option/SAR Grants in Last Fiscal
Year" and "Long-Term Incentive Plans-Awards in Last Fiscal Year" tables elsewhere in this Proxy Statement with respect to Awards and options granted in 1996 to the Chief Executive Officer and the four other most highly compensated executive officers. All executive officers as a group received Awards totaling 40,290 shares of restricted stock; $990,965 in performance cash; and options covering 451,950 shares; for all employees, these figures were 56,712 shares, $1,313,115 and 864,005 shares, respectively. See "Awards to Nonemployee Directors" elsewhere in this Proxy Statement for a description of the terms of options granted to nonemployee directors. These grants would not have been substantially different if the amendments to the 1993 Plan had been in effect with respect to 1996.

Stock Options

         Stock options granted under the 1993 Plan may be either "Incentive Stock Options" ("ISOs"), as such term is defined in Section 422 of the Internal Revenue Code, or nonqualified stock options. ISOs may be granted only to employees. Nonqualified options may be granted to nonemployee directors and independent contractors, as well as employees and prospective employees. No one person may be granted options under the 1993 Plan covering more than fifteen percent of the shares of Common Stock authorized under the Plan.

         The exercise price under an option is the fair market value of the Common Stock on the date of grant. The exercise price must be paid at the time of exercise, in cash, unless the Committee permits the purchase price to be paid by an exchange of previously-owned stock, or

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by combination of cash and stock, or in whole or in part by having shares withheld by the Company or sold by a broker-dealer.

         Options must be exercised, if at all and to the extent exercised, no later than ten years from the date of grant.

         In the event of termination of employment or independent contractor relationship, an option, to the extent not theretofore exercised, terminates except under certain circumstances as provided in the grant letter.

         Nothing in any option shall confer on any person any right to continue in the employ of the Company of any of its subsidiaries or affiliates or interfere in any way with the right of the Company or any subsidiary to terminate such employment at any time.

Change of Control

         In the event of a "change of control" (as defined in the Plan), unless specifically provided to the contrary in the Award Agreement or grant letter establishing the Award, (i) any Award, including nonemployee directors' Awards, carrying a right to exercise that was not previously exercisable and vested will become fully exercisable and vested, (ii) the restrictions, deferral limitations, payment conditions and forfeiture applicable to any other Award, including nonemployee directors' Awards, granted under the Plan will lapse, and such Awards will be deemed fully vested, and (iii) any performance conditions imposed with respect to Awards shall be deemed to be fully achieved.

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Amendment

         The Plan may, at any time and from time to time, be altered, amended, suspended, or terminated by the Board of Directors, in whole or in part; provided, that, no amendment that requires stockholder approval in order for the Plan to continue to comply with Rule 16b-3 promulgated under the Exchange Act and no amendment changing the types of performance measures which may be utilized under the Plan, will be effective unless such amendment has received the requisite approval of stockholders. In addition, no amendment may be made that adversely affects any of the rights of a grantee under any Award theretofore granted, without such grantee's consent.

Certain Federal Income Tax Considerations

         The following summary states federal income tax consequence of stock options to participants in the 1993 Plan and to the Company.

Nonqualified Stock Options ("NQSOs")

         A grantee will not recognize any income, and the Company will not be entitled to a deduction, upon the grant of a NQSO. Except as noted below, upon the exercise of the NQSO the grantee will recognize ordinary income equal to the excess of the fair market value of the Common Stock acquired over the option price. The Company generally will be entitled to deduct a corresponding amount at that time (subject to the discussion in "Limitation on Deductions" below). If an option is exercised within six months of the date of grant and the sale of Common Stock acquired on exercise could subject the holder to suit under Section 16(b) of the Exchange Act, then the recognition and determination of the amount of income, and the corresponding

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deduction by the Company, will be postponed until the earlier of six months after exercise or the first day on which the sale would not subject the holder to such suit. However, the holder may elect under Section 83(b) of the Code, within thirty days after exercise, to be taxed as of the exercise date in the manner described above.

         Except as stated in the next sentence, a holder's basis for Common Stock acquired upon exercise of a NQSO will be equal to the fair market value of such stock on the date that governs the determination of the holder's ordinary income, and the holding period for such stock will commence on the day after such date and, accordingly, will not include the period during which the NQSO was held. The number of shares acquired upon the noncash exercise of a NQSO that is equal in number to the shares surrendered will have a basis equal to the basis of shares surrendered and the holding period for such shares will include the holding period for the shares surrendered.

         Generally, upon a sale or other disposition of Common Stock acquired pursuant to the exercise of a NQSO, the holder will recognize capital gain or loss in an amount equal to the difference between the amount realized on such sale or other disposition and the holder's basis in such stock. Such gain or loss will be long-term capital gain or loss if the holding period for such stock is more than one year.

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Incentive Stock Options ("ISOs")

         An employee will not recognize any income, and the Company will not be entitled to a deduction, upon the grant of an ISO or its timely exercise. The timely exercise of an ISO may, however, affect the computation of the employee's alternative minimum tax. Exercise of an ISO will be timely if made while the employee is employed by the Company or within three months after the cessation of such employment (one year if the employee is disabled within the meaning of Section 22(e)(3) of the Internal Revenue Code). If the exercise of an ISO is not timely, the ISO will be taxed according to the rules described above for NQSOs.

         An employee's aggregate basis for Common Stock acquired upon cash exercise of an ISO will be equal to the option price paid for such stock. The holding period for such stock will begin on the day after the date of exercise and, accordingly, will not include the period during which the ISO was held. See "Exercise of Options with Shares" below for a discussion of basis and holding period consequences regarding noncash exercises of ISOs.

         If an employee disposes of Common Stock acquired pursuant to an ISO, and such stock was held for more than two years from the date of the granting of such ISO and one year from the transfer of such stock to the employee, then any gain or loss realized upon such disposition will be treated as a long-term capital gain or loss. Under such circumstances, the Company will not be entitled to any deduction. If an employee disposes of such Common Stock not held for such period (a "Disqualifying Disposition"), then, in general, any gain realized will be taxable as ordinary income to the extent of the option profit (fair market value less option price) at exercise,

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with the balance taxable as capital gain. In that case, the Company will be entitled to deduct the ordinary income amount.

Exercise of Options with Shares

         NQSOs. A holder who pays the option price upon exercise of a NQSO, in whole or in part, by delivering Common Stock already owned by him will recognize no gain or loss on the stock surrendered, but otherwise will be taxed according to the rules described above for NQSOs.

         If the shares so delivered are shares previously acquired by the holder through exercise of an ISO ("ISO Stock"), then a like amount of Common Stock acquired in exchange for such ISO Stock will itself be treated as ISO Stock.

         ISOs. Under proposed Treasury regulations, if an ISO is exercised, and the option price is paid with ISO Stock and, at exercise, the applicable holding period requirement for such ISO Stock has not been met, the exercise will constitute a Disqualifying Disposition of the ISO Stock that may result in ordinary income to the employee and a corresponding deduction to the Company as discussed in "Incentive Stock Options" above (but, not any additional capital gain). If the shares surrendered either do not constitute ISO Stock or constitute ISO Stock for which the applicable holding period requirement has been met, then, in general, (i) no gain or loss will be recognized as a result of the exchange, (ii) the number of shares acquired upon exercise that is equal in number to the shares surrendered will have a basis equal to the basis of the shares surrendered and (except for purposes of determining whether a disposition will be a Disqualifying Disposition) will have a holding period that includes the holding period for the shares surrendered,

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and (iii) any additional shares acquired will have a zero basis and will have a holding period that begins on the day after the date of the exchange. If any Common Stock so acquired is disposed of within two years from the date of the grant of the ISO or within one year after exercise of the ISO, shares with the lowest basis will be deemed to be disposed of first, and such disposition will be a Disqualifying Disposition. Any gain realized upon such Disqualifying Disposition will result in ordinary income to the employee and a corresponding deduction to the Company as discussed in "Incentive Stock Options" above.

Limitation on Deductions

         If a limited SAR is exercised, or if the termination of any restriction, limitation or condition, or acceleration of any vesting or exercise right with respect to any Award under the Plan is due to a change in control of the Company or similar event, payments with respect such limited SAR or other Award may be nondeductible to the Company in whole or in part and may subject the holder to a nondeductible 20% federal excise tax on all or a portion of such payments (in additional to other taxes ordinarily payable).


                        SECURITY OWNERSHIP OF MANAGEMENT

         As of February 1, 1997, Mr. Fry owned beneficially 1.5%, no other officer or director individually owned beneficially as much as 1%, and all officers and directors as a group owned beneficially approximately 4.4%, of the total shares of outstanding Common Stock. The following table sets forth, as of February 1, 1997, the total beneficial ownership of the Company's

Common Stock by the Company's directors, nominees for directorships, the Chief Executive Officer and the four other most highly compensated executive officers named in the Summary Compensation table (see "Executive Compensation" elsewhere in this proxy statement):

                                                    Shares Beneficially
          Name                                           Owned(1)
          ----                                      -------------------
     F. W. Armstrong                                       31,641
     G. A. Burns                                           16,500
     J. P. Cronin                                         173,733
     S. M. Crum                                           220,095
     D. D. Fry                                            770,485
     L. L. Hoynes, Jr.                                          0
     D. Lilley                                             46,750
     H. Porosoff                                          151,151
     W. P. Powell                                          12,000
     C. A. Ruibal                                         278,295
     J. R. Satrum                                           1,395

     All directors and officers as a group              2,105,461
     (16 persons)


(1) Included as beneficially owned are shares held by the Cytec Employees' Savings and Profit Sharing Plan, as to which shares the named individual possesses the right to vote (Mr. Cronin, 22,135 shares; Mr. Crum, 10,050 shares; Mr. Fry, 18,603 shares; Mr. Porosoff, 1,241 shares; Mr. Ruibal, 3,200 shares; and all officers and directors as a group, 116,606 shares); performance shares granted in 1995, 1996, and 1997 under the 1993 Stock Award and Incentive Plan, as to which shares the named individual possesses the right to vote (Mr. Cronin, 11,253 shares; Mr. Crum, 13,095 shares; Mr. Fry, 37,535 shares; Mr. Lilley, 4,750 shares; Mr. Porosoff, 7,601 shares; Mr. Ruibal, 10,095 shares; and all officers and directors as a group, 111,671 shares); deferred stock awards (i.e., unsecured grants of common stock payable, generally after termination of employment) granted under the 1993 Stock Award and Incentive Plan (Mr. Cronin, 34,554 shares; Mr. Crum, 47,250 shares; Mr. Fry, 118,506 shares; Mr. Porosoff, 26,700 shares; Mr. Ruibal, 47,250 shares; and all directors and officers as a group, 332,535 shares); restricted shares granted to non-employee directors and to Mr. Lilley in order to induce him to join the Company as to which shares the named individual possesses the right to vote (Mr. Armstrong 6,000 shares, Mr. Burns and Mr. Powell, 4,500 shares each; Mr. Satrum, 1,395 shares; Mr. Lilley 42,000 shares; all directors as a group, 58,395 shares); and shares which the following have the right to acquire within 60 days through the exercise of vested stock options (Mr. Armstrong, 4,500 shares; Mr. Burns, 1,500 shares; and Mr. Powell, 4,500 shares; Mr. Cronin, 109,650 shares; Mr. Crum, 207,000 shares; Mr. Fry, 594,500 shares; Mr. Porosoff, 130,200 shares; Mr. Ruibal, 268,200 shares; and all directors and officers as a group, 1,604,310 shares). No voting or investment power exists with respect to stock option shares prior to acquisition.

(2) The table does not include any shares of Common Stock or Preferred Stock beneficially owned by Cyanamid. See "Security Ownership of Certain Beneficial Owners". Mr. L. L. Hoynes, Jr., Senior Vice President and General Counsel of American Home Products Corporation and a Director of the Company, disclaims beneficial ownership of any shares of Common Stock and Preferred Stock beneficially owned by Cyanamid.

(3) The number of shares shown includes the following shares as to which beneficial ownership is disclaimed: 2,291 shares owned by Mr. Porosoff's wife, individually and as custodian for a minor child; and 16,637 shares for all directors and officers as a group.

         Based solely on its review of the copies of the forms received by it, the Company believes that during 1996 all filing requirements required under
Section 16(a) of the Securities Exchange Act of 1934 were complied with by its directors, officers and greater than ten-percent beneficial owners, except for the late filing by Mr. Fry of a Form 4 relating to a gift of 600 shares to a family member.

                                     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                                           OWNERS AS OF FEBRUARY 1, 1997



                                                                    Amount and Nature
                               Name and Address                       of Beneficial                Percent of
Title of Class                of Beneficial Owner                      Ownership                      Class
--------------                -------------------                  -------------------             ----------
Series C Cumulative           American Cyanamid Co.(1)             Direct 4,000 Shares                   100%
Preferred Stock               c/o  American Home
                               Products Corporation
                              Five Giralda Farms,
                              Madison, NJ  07940

Common Stock                  FMR Corp.(2)                         Direct 4,387,665                     9.45%
                              82 Devonshire Street,                Shares
                              Boston, MA  02109

Common Stock                  Janus Capital                        Indirect 7,309,290                   15.7%
                               Corporation(3)                      Shares
                              100 Fillmore Street
                              Suite 300
                              Denver, CO  80206-4923

Common Stock                  Vanguard Fiduciary Trust             Direct 4,107,652                      9.0%
                              Company on behalf of the             Shares
                              Cytec Employees' Savings
                              and Profit Sharing Plan (4)
                              500 Admiral Nelson
                                Blvd.,
                              Malvern, PA  19355

(1) In December 1994, American Home Products Corporation, Five Giralda Farms, Madison, New Jersey 07940, became the beneficial owner of 100% of the Common Stock of Cyanamid.

(2) Information taken from Schedule 13G, Amendment No. 5, dated February 14, 1997 filed on behalf of a group consisting of FMR Corp., Mr. Edward
         C. Johnson 3d, and Abigail P. Johnson. The Schedule reports sole power to vote as to 489,700 shares, shared power to vote as to none, and sole power to dispose as to all.

(3) Information taken from Schedule 13G dated February 10, 1997 filed on behalf of a group consisting of Janus Capital Corporation, Mr. Thomas
         H. Bailey and Janus Fund. The Schedule reports sole voting power as to none, shared voting power as to all, sole dispositive power as to none and shared power to dispose as to all.

(4) Schedule 13G, Amendment No. 3, dated February 10, 1997 reports shared power to vote and dispose as to all shares.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On December 17, 1993 (the "Effective Date"), in connection with a spin-off of Cyanamid's chemical businesses to it, the Company issued to Cyanamid all of the Company's common stock (which Cyanamid in turn distributed to its stockholders, 3,820,895 shares of its Series A Cumulative Adjustable Preferred Stock, 4,175,105 shares of its Series B Cumulative Convertible Preferred Stock, and 4,000 shares of its Series C Cumulative Preferred Stock.

         During 1995, the Company repurchased the Series A and Series B Preferred Stock from Cyanamid. The Company also agreed to pay to Cyanamid an additional amount if, during the two year period commencing November 7, 1995, any person announces an offer to acquire and thereafter acquires more than 50% of the Company's issued and outstanding Common Stock (a "Transaction"). The additional amount will equal, subject to antidilution adjustments, 2,099,037 shares multiplied by the excess, if any, of the purchase price per share of Common Stock paid in the Transaction over the greater of the average price of Common Stock during a defined period of time preceding announcement of the Transaction and $17.66. The additional amount payable will be proportionately reduced if the Transaction and any related transactions collectively constitute an offer to acquire less than 100% of the Company. In order to induce the Company to agree to pay such additional amount, Cyanamid agreed on behalf of itself and American Home Products Corporation that, during such two year period, neither company would directly or indirectly take any action having the purpose of inducing any person to seek to acquire the Company and Cyanamid further agreed that it would reject any request for a waiver, consent or approval in connection with an offer or possible offer to acquire the Company made to it, including any waiver, consent or approval under the Series C Stock. The Company also agreed not to redeem the Series C Stock prior to December 16, 1999.

         Aggregate liquidation and redemption value of the Series C Preferred is $100,000. The Series C stock, which is not transferable, gives Cyanamid the right to elect one director and contains certain restrictive covenants, violation of which would give the holder the right, among others, to approve capital expenditures and elect a majority of the Board.

         In connection with the spin-off, financial responsibility for substantially all the liabilities of Cyanamid's chemicals businesses was assumed by the Company, including substantially all environmental liabilities related to the chemicals businesses and plants used in that business (except the remediation of the plant located at Bound Brook, NJ), including plants and businesses disposed of prior to the Effective Date, and disposal sites owned by third parties to which wastes of the chemical businesses were sent. The Company is required to establish an environmental oversight committee of the Board of Directors, consisting of two members, both of whom must concur in any action and one of whom is the Director appointed by Cyanamid as holder of the Series C Preferred Stock; this committee reviews and approves the Company's annual environmental remediation plan and reviews compliance with the plan and environmental administration standards and makes recommendations to the Board concerning, and reviews and approves proposed challenges to governmental requirements relating to, environmental liabilities assumed from Cyanamid. The Company must also pay an annual fee, $__________ in 1996, for oversight services rendered by Cyanamid's environmental affairs department.

         In connection with the spinoff, the Company and Cyanamid entered into a number of administrative, consulting, manufacturing and other service agreements pursuant to which one party renders to the other, both in the U.S. and in foreign locations, services for a period of time after the spinoff. In addition, there were certain leases and supply agreements. Pursuant to these agreements, the Company paid $5.7 million to Cyanamid in 1996 and received $8.5 million over the same time period. Most of these agreements are subject to termination by either party on six months' or less notice.

         Certain intellectual property relating to the chemicals businesses (such as patent rights, trade secrets and know-how) was assigned to the Company by Cyanamid, and Cyanamid received back an exclusive license to use such rights in the medical and agricultural business and a right to a non-exclusive license to use them in other businesses to the extent not already used for such purposes by the Company. Cyanamid granted to the Company an exclusive license to use in the chemicals businesses intellectual property rights retained by Cyanamid and a right to a non-exclusive license for uses other than medical and agricultural to the extent not already used by Cyanamid. Trademarks relating to the chemicals businesses were also assigned to the Company.

         Dillon, Read and Co., Inc., of which Mr. William Powell, a Director of the Company, is a Managing Director, has provided investment banking and consulting services to the Company during 1996.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During 1996, Messrs. Affleck, Armstrong, Burns, and Satrum, all outside directors, served on the Compensation and Management Development Committee. Mr. Affleck retired from the Board of Directors at the time of the 1996 Annual Meeting of Common Stockholders.

EXECUTIVE COMPENSATION

         The following tabulation summarizes compensation paid to the Chief Executive Officer and the four other most highly compensated executive officers for services rendered in all capacities in 1994, 1995, and 1996 to the Company and its subsidiaries:

                           SUMMARY COMPENSATION TABLE


                                       Annual Compensation(1)(2)                    Long Term Compensation
                                       -------------------------                    ----------------------
                                                                               Awards               Payouts(1)
                                                                     --------------------------     -------
                                                                     Restricted                   Long-Term
     Name and                                                          Stock     Stock Options/   Incentive     All Other
Principal Position                   Year    Salary      Bonus        Awards(3)       SARS(4)     Payouts (5)   Compensation (6)
------------------                   ----    ------      -----       ----------  ---------------  --------      ----------------
D. D. Fry                            1996    $480,000    $587,520    $322,753      150,000        $320,000      $43,200
Chairman of the Board,               1995    $450,000    $485,100    $193,750      150,000        $275,100      $33,750
President and Chief Executive        1994    $430,000    $473,250    $751,612      444,900        $275,100      $19,470
Officer of the Company

C. A. Ruibal                         1996    $260,000    $217,464    $111,191       52,500        $110,250      $23,400
Executive Vice President of          1995    $250,000    $200,900    $ 71,953       52,500        $110,250      $18,562
 the Company                         1994    $240,000    $197,050    $301,219      163,200        $110,250      $10,889

S. M. Crum                           1996    $260,000    $217,464    $111,191       52,500        $110,250      $20,800
Executive Vice President of          1995    $240,000    $200,900    $ 71,953       52,500        $110,250      $14,400
 the Company                         1994    $220,000    $180,650    $301,219      154,000        $110,250      $ 8,852

J. P. Cronin                         1996    $240,000    $217,464    $ 95,968       44,250        $ 95,200      $15,340
Vice President and Chief             1995    $206,000    $167,280    $ 52,766       36,000        $ 80,150      $12,360
 Financial Officer of the            1994    $187,500    $120,750    $218,981       72,300        $ 80,150      $ 8,620
 Company

H. Porosoff                          1996    $213,000    $130,356    $ 62,834       28,500        $ 62,300      $19,170
Vice President & Chief               1995    $205,000    $120,540    $ 43,172       28,500        $ 62,300      $15,262
 Technology Officer of the           1994    $197,000    $118,450    $170,212       33,900        $ 62,300      $ 8,985
 Company since June 1995;
 from December 1993 to June
 1995, Vice President-
 Research & Development of
 the  Company



(1) Includes amounts earned with respect to fiscal year, whether paid in that year or deferred.

(2) There was no disclosable "Other Annual Compensation" paid, payable or accrued to any of the named officers during 1994-1996.

(3) Represents the value at the date of grant of Performance Shares granted under the Company's 1993 Stock Award and Incentive Plan. These shares vest, in the case of the 1995 and 1996 grants, after completion of the respective 1997 and 1998 performance periods, and in the case of the 1994 grant, one-third after completion of the 1994, 1995 and 1996 performance periods, depending upon the achievement of earnings targets; the targets for the 1995 and 1996 performance periods were exceeded; the one-third of the shares granted in 1994 which would thereupon have vested were canceled and, in lieu thereof, the participants received grants of an equal number of deferred shares which vest upon retirement. At December 31, 1996, the total Performance Shares and deferred shares held had values as follows (deferred shares are in parenthesis): Mr. Fry 88,341 shares
         - $3,588,853 (118,506 shares - $4,814,306); Mr. Ruibal 33,720 shares -
         $1,369,875 (47,250 shares - $1,919,531); Mr. Crum 33,720 shares -
         $1,369,875 (47,250 shares - $1,919,531); Mr. Porosoff 19,251 shares -
         $782,072 (26,700 shares - $1,084,688); and Mr. Cronin 25,632 shares -
         $1,041,300 (34,554 shares - $1,403,756). Holders of Performance Shares are entitled to vote and receive dividends on such shares; holders of deferred shares are not entitled to vote and are entitled to receive dividend equivalents upon vesting.

(4) Options granted by the Company in 1994, 1995, and 1996 were granted without tandem SARs. Option amounts are adjusted for three-for-one stock split in July 1996.

(5) Amounts for 1994, 1995, and 1996 represent Performance Cash received for the 1994, 1995, and 1996 performance periods for grants under the 1993 Stock Award and Incentive Plan, based upon achievement of earnings and cash flow targets. See text following Long-Term Incentive Plans - Awards in Last Fiscal Year table.

(6) The amount listed for each named officer consists entirely of matching contributions and profit sharing contributions to the Cytec Employees' Savings and Profit Sharing Plan and the Cytec Supplemental Savings and Profit Sharing Plan for 1994, 1995, and 1996.

(7) Mr. Ruibal resigned as an officer of the Company effective January 31, 1997. In connection with the termination of his employment, (i) pursuant to the Executive Income Continuity Plan, he received $__________, an amount equal to one year's salary and bonus, (ii) all of his stock options were declared by the Committee to be exercisable,
         (iii) his Performance Stock and Performance Cash Awards made in 1995 and 1996 were partially forfeited, (iv) receipt of his deferred stock was accelerated, (v) he was granted a supplemental pension benefit which is included under "Compensation Under Retirement Plans" and (vi) he agreed to perform consulting services for the Company for two years at a cost of $130,000 per year to the Company.

(8) The Company has adopted a Deferred Compensation Plan pursuant to which compensation in any year which exceeds the limits imposed by Section 162(m) of the Internal Revenue Code on deductibility of compensation which is not performance related within the meaning of that Section will be deferred until the year following retirement or death (or upon an earlier change of control of the Company). Amounts so deferred will bear interest at a rate equal to the rate paid on 10-year U.S. Treasury Notes, plus 1%. There was not any amount deferred with respect to 1996.

         The following tabulation shows, as to the executive officers named, information with respect to employee stock options.


                      OPTION/SAR GRANTS IN LAST FISCAL YEAR



                                               Percent of Total                                          Potential Realizable
                                                 Options/SARs                                              Value at Assumed
                                                  Granted to          Exercise                           Annual Rates of Stock
                          Options/SARs           employees in        Price Per       Expiration         Price Appreciation for
       Name             Granted (shares)         fiscal year           Share            Date                  Option Term
       ----             ----------------         -----------           -----            ----                  -----------
                                                                                                         5%                 10%

D. D. Fry                   150,000                 17.36%            $25.083         02/15/06      $2,366,185          $5,996,376
J. P. Cronin                 44,250                  5.12%            $25.083         02/15/06      $  698,024          $1,768,931
S. M. Crum                   52,500                  6.08%            $25.083         02/15/06      $  828,165          $2,098,732
C. A. Ruibal                 52,500                  6.08%            $25.083         02/15/06      $  828,165          $2,098,732
H. Porosoff                  28,500                  3.30%            $25.083         02/15/06      $  449,575          $1,139,312

-------------------------
Options become exercisable in cumulative amounts of one-third of the amount of the grant one year after the date of grant and each year thereafter. All options were granted without tandem stock appreciation rights. The number of shares and option exercise prices have been adjusted for the three-for-one stock split on July 23, 1996.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR END OPTION/SAR VALUES


                                                                                              Value of
                                                               Number of                   Unexercised In-
                                                          Unexercised                         The-Money
                                                           Options/SARs Held               Options/SARs at
                                                          at Fiscal Year End             Fiscal Year End (3)
                                                          ------------------             -------------------
                    Shares Acquired        Value       Exercis-      Unexercis-       Exercis-        Unexercis-
   Name               on Exercise        Realized      able (2)       able (2)        able (2)         able (2)
   ----             ---------------      --------      --------       --------        --------         --------
D.D. Fry                   ---               ---       346,600        398,300       $11,817,782      $10,302,646
J. P. Cronin               ---               ---        60,200         92,350       $ 2,023,190      $ 2,194,315
S.M. Crum                  ---               ---       120,500        139,000       $ 4,107,705      $ 3,591,667
C. A. Ruibal               ---               ---       126,300        141,900       $ 4,311,913      $ 3,693,771
H. Porosoff                ---               ---        77,300         81,400       $ 2,648,373      $ 2,195,000


------------------------
(1) All options/shares are Company options/shares. None of the options were issued with tandem stock appreciation rights.

(2) Options become exercisable in cumulative amounts of one-third of the amount of the grant one year after the date of grant and each year thereafter.

(3) Total value of options based on fair market value of Company stock of $40.625 as of December 31, 1996.

             LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR



                                                        Performance or
                                 Number of            Other Period Until              Estimated Future
                             Shares, Units or            Maturation or                     Payouts
                                                                                ------------------------------
          Name                 other Rights*                Payout              Target                 Maximum
          ----                 -------------                ------              ------                 -------
D. D. Fry                         12,975                    3 Years               0                  $ 320,000

J. P. Cronin                       3,858                    3 Years               0                  $  95,200

S. M. Crum                         4,470                    3 Years               0                  $ 110,250

C. A. Ruibal                       4,470                    3 Years               0                  $  73,500*

H. Porosoff                        2,526                    3 Years               0                  $  62,300


*Adjusted for July, 1996 Stock Split.
-------------------------

         Long-term incentive plan awards are made under the Company's 1993 Plan. Awards were made in February, 1996. The awards to which this table relates are Performance Cash Awards for the 1998 performance period. These awards are paid dependent upon the extent to which specified earnings targets for full vesting of Performance Stock are exceeded for 1998 and certain additional cash flow objectives are attained for 1997 and 1998. At target performance levels, none of the Performance Cash vests. For 1996, the targets were exceeded to the extent that 100% of the Performance Cash was earned and is reported under "Long Term Incentive Payouts" in the Summary Compensation Table. Estimated Future Payouts relate to 1998.

*See footnote 7 to Summary Compensation Table.

                      EMPLOYMENT AND SEVERANCE ARRANGEMENTS

         All salaried Company employees in the United States, including the named officers, have signed employment agreements either on Cyanamid's standard form, which have been assigned to the Company, or on Cytec's standard form. The agreements provide for the initial salary paid to the employee for services performed by the employee, the confidentially and non-use of proprietary information, assignment of inventions and improvements, a non-competition clause and termination of employment. The notice of termination period for salaried employees, including the named officers, ranges from one month to six months (depending on the standard form in use at the time), except in the case of termination for cause, when no prior notice is required.

         In the event of a "change of control" (as defined in the 1993 Plan),
(i) any Award under that Plan, including non-employee directors' Awards, carrying a right to exercise that was not previously exercisable and vested will become fully exercisable and vested, (ii) the restrictions, deferral limitations, payment conditions and forfeiture applicable to any other Award, including non-employee directors' Awards, granted under the 1993 Plan will lapse and such Awards will be deemed fully vested and (iii) any performance conditions imposed with respect to Awards shall be deemed to be fully achieved.

         The Board of Directors has adopted an executive income continuity plan to aid in the retention of key employees and to reinforce and encourage the continuing attention, dedication and loyalty of executives in the senior management group without the distraction of concern over the possibility of involuntary or constructive termination of employment resulting from unforeseen developments, by providing income continuity for a limited period. The plan provides for payments to members upon termination of employment, unless such termination is (i) on account of death or retirement,
(ii) by the Company for disability or cause, or (iii) by the member without good reason (as defined in the plan), generally, actions by the Company inconsistent with the participant's status or with the Company's traditional compensation policies. Members of the plan consist of the chairman, president, corporate vice presidents, and such other employees as are designated by the Compensation and Management Development Committee. In general, the plan provides for payments upon termination of employment, in the case of the executive officers, and in the case of other members meeting certain age and service requirements, of an amount equal to annual salary and bonus (two times annual salary and two times bonus after a "change in control" as defined in the plan). The plan also provides for certain miscellaneous payments, including relocation payments, legal fees, and expenses incurred in seeking new employment. The benefits of this Plan are not available to any employee who is then currently eligible to retire with a pension based on credited service to age 65 or, in any event, for any period beyond the employee's sixty-fifth birthday.

         Under the Company's Executive Supplemental Employees Retirement Plan, in the event of a change in control, the Treasurer, the Controller and each officer of corporate vice president rank or higher is automatically elected a member of the plan. In this event, each such officer will be credited with five additional years of service (but not beyond age 65), there will be included in pensionable compensation the amount, if any, by which such officer's target incentive compensation exceeds one third of base compensation and, under certain conditions the value of the benefit under this plan, as well as the benefit under other non-qualified pension plans, would be paid immediately as a lump-sum distribution.

         The Board of Directors has adopted a Compensation Taxation Equalization Plan providing for the payment to any employee, officer or director who becomes subject to the tax imposed by Section 4999 of the Internal Revenue Code of 1986 of reimbursement for the tax, plus all taxes imposed upon the reimbursement. A 20% excise tax applies to compensatory payments (i) the present value of which equals or exceeds three times the "base amount" of the recipient, and (ii) that are contingent upon change "in the ownership or effective control" of the Company. The "base amount" is the average annual compensation included in taxable income over the five-year period ending before the year during which the change in the ownership or effective control occurs.


COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE REPORT

         The Compensation and Management Development Committee of the Company's Board of Directors (the "Committee") is composed entirely of independent outside directors. Their responsibilities include the administration of the compensation program for the Company's executive officers, currently consisting of ten executives. Specific duties include determining the executive salaries, setting the performance criteria for annual and long-term incentive plans, determining their awards under the annual incentive program, and administering the Company's 1993 Stock Award and Incentive Plan.

         The Company's executive compensation program consists of four elements:

         o Base Salary: Base compensation set to attract and retain qualified management, when combined with the other components of the compensation program.

         o Annual Bonus: An opportunity to earn additional cash reward for yearly business success and individual efforts.

         o Performance Stock and Performance Cash: Long-term incentives which provide a reward for business success in future years and, being based on performance, are linked to stockholders' interests.

         o Stock Options: Grants which will encourage stock ownership and reward executives for increases in stockholder value.

The annual bonus, performance stock and performance cash are all "at risk" forms of compensation in that they do not become payable except to the extent that the Company's business objectives are attained. Similarly, stock options are "at risk" in that their value depends upon success in enhancing stockholder value.

The compensation program is designed to contribute to the viability and long-term success of the Company by meeting the following objectives:

         o To compensate fairly for financial and strategic success and the enhancement of stockholder value.
         o To attract and retain competent managers and professionals who are performance- oriented.
         o To reinforce a commitment to take action which will contribute to the long-term success of the Company.
         o To encourage the ownership of Cytec stock so that management's long-term financial interests are closely linked with success in serving the long-term interests of the Company's stockholders.

         There is strong emphasis in the compensation program on long-term performance and success as exemplified by the program's structure. The Company's philosophy is to maintain lower fixed costs associated with its compensation program and correspondingly offer significant upside potential based upon achievement of individual, financial and stock-based performance. The Company's executive base salaries, therefore, are generally set somewhat below median salaries paid at comparable companies. Therefore, the combination of base salaries and annual bonus targets are also somewhat below the median at comparable companies. The objective in setting long-term compensation, consisting of long-term performance stock awards payable upon attainment of target objectives and stock option grants, is to be above the median level for comparable companies. The overall objective is to set total compensation for target performance slightly above the median of the compensation group, with an above-average portion of total cash compensation, including performance cash awards and additional annual bonus, payable if target performance is exceeded. As an example, for the chief executive officer ("CEO"), at target compensation levels, more than 75% of total potential compensation is at risk for performance.

         The comparison group for compensation purposes is a group of mid-size specialty and commodity chemical companies which the Company views as competitors for business, employee talent and stockholder investments.

         Base Salaries -- Base salaries are reviewed annually using competitive compensation information provided by an independent nationally-recognized executive compensation consulting firm. Increases in base salaries are granted after considering relative competitive positions, individual performance and general salary increases within the Company and the comparable industry group.

         Annual Bonus -- The Committee determines an annual incentive target for each officer, expressed as a percentage of base salary, also after reviewing competitive compensation information, and also determines the amounts by which annual bonuses will increase or decrease depending on the degree of attainment or non-attainment of performance goals. Also, at the beginning of each year, the Committee approves the performance goals for the officers for the year. The goals for 1996 bonuses consisted of specific components weighted as follows: earnings per share (50%); cash flow (25%); and other specific factors which are measured subjectively (25%). After the end of the year, the Committee evaluates the Company's and individuals' performances, as described above, and awards incentive compensation based on that evaluation.

         Long-Term Incentives -- Long-term incentives granted in 1996 and payable in future years consist of two types of grants: (1) performance stock (shares of Company stock) and related performance cash, which may be earned at the end of the 1998 performance period assuming attainment of specific earnings per share and cash flow goals set by the Committee, and (2) stock options which encourage executives to enhance the value of the Company's Common Stock by offering them an opportunity to buy the shares at a pre-set price over the term of the option contract. The Committee determines for each officer the amount and proportion of each type of long-term incentive after reviewing competitive information.

         Performance stock is the Company's Common Stock registered in the executive's name, carrying dividends (if declared) and voting rights, but restricted from resale until earned by achievement of performance targets, and forfeited if performance targets are not achieved during the performance period. The performance stock grants are accompanied by related grants of performance cash, which become payable only if the targets for full performance stock vesting are exceeded.

         CEO Compensation -- In 1996 the Committee took the following actions regarding the compensation of Cytec's CEO, Darryl D. Fry. Mr. Fry's salary was increased from $450,000 to $480,000, and his target bonus was increased by three percentage points so that it is now equal to 60% of his salary. Both salary and target bonus are below the competitive median, based upon the competitive data. The annual bonus target for Mr. Fry is designed, in combination with his salary, to provide compensation which, at target levels, is below-median against the group, with the opportunity to earn additional annual bonus if certain performance objectives are exceeded.

Based upon the level of achievement of the Company's earnings, cash flow and other factors weighted as described earlier in this report, the Committee awarded Mr. Fry an annual bonus of $587,520, which is 122.4% of his base salary.

         In 1996 Mr. Fry was awarded a stock option award, a performance stock award, and a related performance cash award. In the aggregate, these grants were believed to be above the median levels for comparable companies. Based upon the level of earnings and cash flow achieved in 1996, the performance stock and cash previously awarded to Mr. Fry for 1996 performance was earned at the maximum level.

         Tax-Deductibility of Compensation -- The Committee's policy on the tax deductibility of compensation for the CEO and other executive officers is to maximize the deductibility, to the extent possible and under normal conditions, while preserving the Committee's flexibility to maintain competitive compensation programs and to deal with extraordinary situations. Some compensation may be mandatorily deferred if it is not currently deductible, and in other cases affected executives may be encouraged to elect deferral of compensation that would not be currently deductible. All executive compensation paid and awarded in 1996 is expected to be fully tax deductible either currently or in the future by the Company under the Revenue Reconciliation Act of 1993. In order to assist the Committee in structuring programs which are tax deductible, amendments to the 1993 Stock Award and Incentive Plan are being submitted for stockholder approval.

         The Committee believes that the compensation program established for the Company has contributed to retaining and motivating highly qualified management personnel, and to the significant increases in shareholder value achieved by the Company during the past three years.

                Compensation and Management Development Committee

                              F. W. Armstrong, Chairman
                              G. A. Burns        January 27, 1997
                              J. R. Satrum

                                PERFORMANCE GRAPH


         The graph set forth below is based on the assumption that $100 had been invested in the Company's Common Stock and in each index on December 31, 1993, with reinvestment of dividends at market prices. The total cumulative dollar returns represent the value such investments would have had on December 31, 1996.


                              Cytec Industries Inc.

                 Three-Year Cumulative Total Stockholder Return

                ----------------------------------------------------------------
       $1,000 --|                                                              |
                |---------------------------------------------------------o----|
       $  900 --|                                                              |
                |--------------------------------------------------------------|
       $  800 --|                                                              |
  $             |--------------------------------------------------------------|
       $  700 --|                                                              |
  D             |--------------------------------------------------------------|
  O    $  600 --|                                                              |
  L             |--------------------------------------------------------------|
  L    $  500 --|                                                              |
  A             |-------------------------------------o------------------------|
  R    $  400 --|                                                              |
  S             |--------------------------------------------------------------|
       $  300 --|                 o                                            |
                |--------------------------------------------------------------|
       $  200 --|                                                          |_|x|
                |------------------------------------|_|x----------------------|
       $  100 --o|_|x            |_|x                                          |
                ----------------------------------------------------------------
            12/31/93           12/31/94            12/31/95             12/31/96


                 ----------------------------------------------
                 |    o Cytec |_| S&P 500 x S&P Chemicals     |
                 ----------------------------------------------

    ------------------------------------------------------------------------
    |                   |   12/31/93 |  12/31/94 |   12/31/95 |  12/31/96  |
    |-------------------|------------|-----------|------------|------------|
    |  Cytec            |    $100.0  |   $294.3  |    $470.7  |   $919.7   |
    |-------------------|------------|-----------|------------|------------|
    |  S&P 500          |    $100.0  |   $101.4  |    $139.3  |   $171.2   |
    |-------------------|------------|-----------|------------|------------|
    |  S&P Chemicals    |    $100.0  |   $115.8  |    $151.2  |   $199.6   |
    ------------------------------------------------------------------------

         The Common Stock of the Company began "when issued" trading on December 22, 1993 and "regular-way" trading on January 25, 1994. Accordingly, it is not possible to include in the performance graph a comparison of the yearly percentage change in the Company's cumulative total stockholder return with indexes for 1993. The high and low prices in 1993 on a "when issued" basis were $4.66 per share on December 22, 1993, the first day on which the stock traded, and $4.50 per share and $4.42 per share, respectively, on December 30, 1993, the last day on which the stock traded (all figures are adjusted for the July, 1996 stock split).


                       COMPENSATION UNDER RETIREMENT PLANS

         The Cytec employees' retirement program provides Cytec employees, including the officers named in the Summary Compensation Table, with an annual defined pension benefit upon retirement which is made up of the sum of three components: (i) a benefit which, in general, is equal to 1.67% of the retiree's average base salary plus actual annual bonus (up to one-third of base salary) during the highest five of the last ten years of service (but not beyond the year 2003) times the number of years of service at Cyanamid, subject to certain adjustments including a social security offset, plus (ii) a benefit which, in general, is equal to 1.33% of the retiree's base salary plus actual annual bonus (up to one-third of base salary) for each year of service at Cytec (for any Cytec employee whose pension calculated as provided in (i) and (ii) above would exceed the limit on benefits payable from a pension plan qualified under the Internal Revenue Code, such excess is payable from the general funds of the Company), plus (iii) for persons whom the Compensation and Management Development Committee has elected to membership in the Executive

Supplemental Employees Retirement Plan, in case of retirement on or after age 60 (or earlier in certain circumstances) a supplemental benefit (also payable from general funds of the Company) calculated by (x) determining the benefit under the formula under (i) above based on the highest three of the last ten years of service and utilizing target bonus (not limited to one third of base salary) instead of actual bonus and (y) crediting to the retiree additional years of service under the formula described in (ii) above (but not more than five and not beyond age 65) at a rate of compensation equal to base salary plus target bonus for the final year of actual service.

         The estimated annual pensions payable under this program upon retirement at age 65 and reflecting the normal form of benefit which includes a 50% joint and survivor annuity in favor of the retiree's spouse to the five officers named in the Summary Compensation Table, based upon their current salaries and annual bonuses, with years of actual service projected to age 65 (or in the case of Mr. Ruibal, to actual retirement date) are: Mr. Cronin, $__________; Mr. Crum, $__________; Mr. Fry, $__________; Mr. Porosoff,
$__________; and Mr. Ruibal,
$__________.


                            COMPENSATION OF DIRECTORS

         Directors who are employees or who are elected by the holders of Preferred Stock are not entitled to extra compensation by reason of their directorships or their attendance at meetings of the Board of Directors of the Company, any committee thereof, or of the stockholders. Directors who are not employees of the Company or of any of its subsidiaries (provided that they are not elected by the holders of Preferred Stock) are paid a retainer of $20,000 per year. Such directors also receive annual retainers while chairmen ($3,000) or members ($1,500) of committees of the Board of Directors of the Company on which such directors serve. Each such director is also paid a fee of $1,500 for attendance at a meeting of the Board of Directors and stockholders of the Company and a fee of $2,000 (in the case of Committee Chairman) or $1,000 (in the case of other Committee members) for attending committee meetings.

         Pursuant to the 1993 Plan, the original non-employee directors (for purposes of the 1993 Plan, a non-employee director does not include any employee of the Company or its subsidiaries or affiliates or any director elected by the holders of the Preferred Stock) received a grant of 7,500 restricted shares of Common Stock. Each non-employee director who thereafter is elected to serve as a director of the Company for the first time, will automatically receive a grant of restricted shares of Common Stock equal to the lesser of (a) 7,500 shares and
(b) the nearest number of whole shares determined by multiplying 7,500 by a fraction the numerator of which is the fair market value of the Common Stock upon which the initial grants to non-employee directors were made and the denominator of which is the fair market value of the Common Stock on the date on which the director is duly elected and qualified. The restrictions on the shares of Common Stock granted to non-employee directors will lapse one-fifth each year over a five-year period commencing on the date of grant if the non-employee director continues to be a director of the Company on each such date. If a non-employee director's service on the Board terminates before the award is entirely vested, any portion of the award that is not vested will revert to the Company; provided, however, that if the non-employee director's service terminates by reason of death or disability (as defined in the 1993 Plan), then any installment with respect to which the grantee had commenced (but not completed) serving the requisite amount of time to vest in such installment, will become vested. If a director elects to defer vesting until the year following his or her 70th birthday, as permitted by the 1993 Plan, then during the extended deferral period there exist certain additional grounds upon which reversion can be waived. In addition, each original non-employee director has received a grant of options to purchase 4,500 shares of Common Stock. Each non-employee director who is elected in the future to serve as a director of the Company for the first time will, at the time such director is elected and duly qualified, automatically receive an option to purchase 4,500 shares of Common Stock. In addition, on the date of each annual meeting of stockholders, each continuing non-employee director will automatically receive an option to purchase 4,500 shares of Common Stock, unless the Board acts to reduce the number of shares. Such options will have an exercise price per share equal to the fair market value of a share of Common Stock on the date of grant. Generally, options granted to a non-employee director will become exercisable as to one-third of the shares covered by such options on the first anniversary of the date of grant, and with respect to an additional one-third of the shares covered by such options on each of the next two succeeding anniversaries of the date of grant if the optionee continues to be a director of the Company on each such date. All options held by non-employee directors, to the extent exercisable but not exercised, expire on the earlier of
(i) the tenth anniversary of the date of grant or (ii) three years following the optionee's termination of his or her directorship with the Company. Upon the occurrence of a "Change in Control" (as defined in the 1993 Plan), all outstanding options held by non-employee directors will become immediately exercisable and all restricted stock awards will become immediately nonforfeitable in full.

         Other personal benefit-type compensation for the entire group of directors and officers is not individually significant or reportable.

         The Company has entered into a Deferred Compensation Agreement with Mr.
F. W. Armstrong, pursuant to which receipt of his retainer and attendance fee amounts is deferred until the year after his 70th birthday or until an earlier change of control of the Company. Amounts so deferred will bear interest at a rate equal to the rate paid on ten-year U.S. Treasury Notes, plus 1%. Vesting of Mr. Armstrong's Restricted Stock is also deferred until the same time, and is conditioned upon his continuing to serve as a director until such time, subject to certain exceptions.

INFORMATION CONCERNING INDEPENDENT PUBLIC ACCOUNTANTS

         The independent certified public accounting firm of KPMG Peat Marwick LLP has audited the Company's accounts for the fiscal year ended December 31, 1996. The audit services include examination of annual financial statements and review of quarterly financial information. A representative of KPMG Peat Marwick LLP is expected to be present at the meeting, and will have an opportunity to make a statement and to respond to appropriate questions. The Board of Directors expects to select the independent certified public accounting firm for the 1997 fiscal year at its June meeting.

TIMELY SUBMISSION OF STOCKHOLDER PROPOSALS

         It is anticipated that the 1998 annual meeting of stockholders will be held on May 7, 1998. Proposals which stockholders intend to present at such meeting must be received by the Company at its executive offices in West Paterson, New Jersey, by November 22, 1997, for inclusion in its notice, proxy statement and proxy relating to that meeting. In addition, the Company's By-Laws provide that in order for any business not specified in the notice of meeting to be properly brought before a stockholders' meeting by a stockholder, the stockholder must have given written notice to the Secretary of the Company which must be received at the principal office of the Company not less than 60 nor more than 90 days prior to the meeting. (If less than 75 days notice or public disclosure of the date of the meeting was given, then such notice must be received by the close of business on the 15th day following the date of notice or public disclosure of the date of the meeting). The notice must describe the business desired to be brought before the meeting, the name, record address and number and class and series of shares owned by the stockholder and any material interest of the stockholder in such business.

ATTENDANCE AT ANNUAL MEETING

         The 1997 Annual Meeting of Stockholders will be held at 11:00 a.m. on May 12, 1997 at the Sheraton Crossroads Hotel, One International Boulevard [revise], Mahwah, NJ 07495. Admission to the meeting is limited to stockholders of the Company or their designated representatives. One admission ticket to the meeting is attached to each proxy used. If you intend to attend the meeting, please detach and retain the admission ticket and check the "will attend" box on the form of proxy itself to validate the admission ticket. Only ticket-holders will be admitted to the Annual Meeting.

OTHER MATTERS
         The management knows of no further business intended to be presented to the meeting, but if any further business properly comes before the meeting, the persons named in the enclosed form of proxy will vote all proxies in accordance with their best judgment.


                                                            E. F. Jackman

                                                            Secretary

                                                                       EXHIBIT I



                              CYTEC INDUSTRIES INC.

                       1993 STOCK AWARD AND INCENTIVE PLAN


                  1.       Purpose; Types of Awards; Construction.

                  The purpose of the 1993 Stock Award and Incentive Plan of Cytec Industries Inc., as amended (the "Plan"), is to afford an incentive to selected employees, prospective employees, non-employee Directors and independent contractors of Cytec Industries Inc., or any Subsidiary or Affiliate which now exists or hereafter is organized or acquired, to acquire a proprietary interest in the Company, to continue as, or become, employees, directors, or independent contractors, as the case may be, to increase their efforts on behalf of the Company and to promote the success of the Company's business. Pursuant to
Section 6 of the Plan, there may be granted Stock Options (including "incentive stock options" and "nonqualified stock options"), stock appreciation rights and limited stock appreciation rights (either in connection with options granted under the Plan or independently of options), restricted stock, restricted stock units, interest equivalents, dividend equivalents, deferred cash awards, deferred stock awards, and other stock-based or cash-based awards. The Plan is intended to satisfy the requirements of Rule 16b-3 promulgated under Section 16 of the Exchange Act and shall be interpreted in a manner consistent with the requirements thereof.

                  2.       Definitions.

                  For purposes of the Plan, the following terms shall be defined as set forth below:

                           (a)  "Affiliate" means any entity if, at the time of
granting of an Award, (i) the Company, directly or indirectly, owns at least 20% of the combined voting power of all classes of stock of such entity or at least 20% of the ownership interests in such entity or (ii) such entity, directly or indirectly, owns at least 20% of the combined voting power of all classes of stock of the Company.

                           (b)  "Award" means any Option, SAR (including a
Limited SAR), Restricted Stock, Restricted Stock Unit, Interest Equivalent, Dividend Equivalent, Deferred Cash Award, Deferred Stock Award, Director's Restricted Stock, or Other Stock-Based Award or other Cash-Based Award granted under the Plan.

                           (c)  "Award Agreement" means any written agreement,
contract, grant letter, resolution of the Committee, or other instrument, document or resolution evidencing an Award.

                           (d)  "Beneficiary" means the person, persons, trust
or trusts which have been designated by a Grantee in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under the Plan upon his or her death, or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

                           (e)  "Board" means the Board of Directors of the
Company.

                           (f)  "Change in Control" means a change in control
of the Company which will be deemed to have occurred if:

                                    (i) any "person," as such term is used in
Sections 13(d) and 14(d) of the Exchange Act (other than (1) the Company, (2) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or (3) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Stock), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding voting securities; or

                                    (ii) during any period of two consecutive
years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause
(i), (iii), or (iv) of this Section 2(f)) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; or

                                    (iii) the stockholders of the Company
approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) 50% or more of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquired 50% or more of the combined voting power of the Company's then outstanding securities; or

                                    (iv) the stockholders of the Company approve
a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect).

                           (g) "Change in Control Price" means the higher of
(i) the highest price per share paid in any transaction constituting a Change in Control or (ii) the highest Fair Market Value per share at any time during the 60-day period preceding or following a Change in Control.

                           (h) "Code" means the Internal Revenue Code of 1986,
as amended from time to time.

                           (i) "Committee" means the committee consisting of
directors who are appointed by the Board to administer the Plan, the composition of which shall at all times satisfy the provisions of Rule 16b-3 and Section 162(m) of the Code.

                           (j) "Common Stock Account" means the common stock
account established in the name of an employee or independent contractor, as specified in Section 6(h).

                           (k) "Company" means Cytec Industries Inc., a
corporation organized under the laws of the State of Delaware, or any successor corporation.

                           (l) "Deferred Cash Account" means the deferred cash
account established in the name of an employee or independent contractor, as specified in Section 6(h).

                           (m) "Deferred Cash Award" means any Award of cash
made pursuant to Section 6(h) which is to be credited to a Deferred Cash Account and paid in the future.

                           (n) "Deferred Stock Award" means any Award of Stock
made pursuant to Section 6(h) which is to be credited to a Common Stock Account and paid in the future.

                           (o) "Dividend Equivalent" means a right, granted to
a Grantee under Section 6(g), to receive cash, Stock, or other property equal in value to dividends paid with respect to a specified number of shares of Stock. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award, and may be paid currently or on a deferred basis.

                           (p) "Exchange Act" means the Securities Exchange Act
of 1934, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

                           (q) "Fair Market Value" means, with respect to Stock
or other property, the fair market value of such Stock or other property determined by such methods or procedures as shall be established (except as provided below) from time to time by the Committee in its sole discretion. Unless otherwise determined by the Committee, the per share Fair Market Value of Stock as of a particular date shall mean (i) the closing sales price per share of Stock on the national securities exchange on which the Stock is principally traded, for the last preceding date on which there was a sale of such Stock on such exchange (or, if there is no such preceding date, on the first succeeding date), or (ii) if the shares of Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Stock in such over-the-counter market for the last preceding date on which there was a sale of such Stock in such market, or (iii) if the shares of Stock are not then listed on a national securities exchange or traded in an over-the counter market, such value as the Committee, in its sole discretion, shall determine. For purposes of Sections 8 and 9, only, of this Plan, the per share Fair Market Value of Stock as of a particular date shall mean (i) the closing sales price per share of Stock on the national securities exchange on which the Stock is principally traded, for the last preceding date on which there was a sale of such Stock on such exchange, or (ii) if the shares of Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Stock in such over-the-counter market for the last preceding date on which there was a sale of such Stock in such market.

                           (r) "Grantee" means a person who, (i) as an employee
or independent contractor of the Company, a Subsidiary or an Affiliate, or (ii) as a Non-Employee Director of the Company, has been granted an Award under the Plan.

                           (s) Interest Equivalents means a right granted to a
Grantee under Section 6(g) to receive cash, which may be deferred or paid currently, equal to the interest which would be earned on a specified amount of money, including money deferred in a Deferred Cash Account. Interest Equivalents may be awarded on a free-standing basis or in connection with another Award, and may be paid currently or on a deferred basis. Unless the Committee otherwise provides to the contrary or except as otherwise provided in the Plan, Interest Equivalents paid on a deferred basis will be compounded on a quarterly basis.

                           (t) "ISO" means any Option intended to be, and
designated as, an incentive stock option within the meaning of
Section 422 of the Code.

                           (u) "Limited SAR" means a right granted pursuant to
Section 6(c) which shall, in general, be automatically exercised for cash upon a Change in Control.

                           (v) "Non-Employee Director" means a member of the
Board of Directors who is neither (i) an employee of the Company, a Subsidiary or Affiliate nor (ii) a person elected to the Board of Directors by the holders of the Corporation's Series C Cumulative Preferred Stock.

                           (w) "NQSO" means any Option that is designated as a
nonqualified stock option.

                           (x) "Option" means a right, granted to a Grantee
under Section 6(b) or Section 8, to purchase shares of Stock. An Option may be either an ISO or an NQSO, provided that an ISO may not be granted to independent contractors or Non-Employee Directors.

                           (y) "Other Cash-Based Award" means cash awarded
under Section 6(i), including cash awarded as a bonus or upon the attainment of specified performance criteria or otherwise as permitted under the Plan.

                           (z) "Other Stock-Based Award" means a right or other
interest granted to a Grantee under Section 6(i) that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, including, but not limited to (1) unrestricted Stock awarded as a bonus or upon the attainment of specified performance criteria or otherwise as permitted under the Plan and (2) a right granted to a Grantee to acquire Stock from the Company for cash and/or a promissory note containing terms and conditions prescribed by the Committee.

                           (aa) "Performance Goals" shall have the meaning
specified in Section 6A(c) of the Plan.

                           (bb) "Performance Measures" means the performance
measures set forth as Exhibit A to the Plan, as provided in Section
6A(c) of the Plan.

                           (cc) "Plan" means this Cytec Industries Inc. 1993
Stock Award and Incentive Plan, as amended from time to time.

                           (dd) "Restricted Stock" means an Award of shares of
Stock to a Grantee under Section 6(d), including Stock that may be designated as performance stock, that may be subject to certain restrictions and to a risk of forfeiture.

                           (ee) "Restricted Stock Unit" means a right granted
to a Grantee under Section 6(e) to receive Stock or cash at the end of a specified deferral period, which right may be conditioned on the satisfaction of specified performance or other criteria.

                           (ff) "Rule 16b-3" means Rule 16b-3, as from time to
time in effect, promulgated by the Securities and Exchange Commission under
Section 16 of the Exchange Act, including any successor to such Rule.

                           (gg) "Stock" means shares of the common stock, par
value $.01 per share, of the Company.

                           (hh) "SAR" or "Stock Appreciation Right" means the
right, granted to a Grantee under Section 6(c), to be paid an amount measured by the appreciation in the Fair Market Value of Stock from the date of grant to the date of exercise of the right, with payment to be made in cash, Stock, or property as specified in the Award or determined by the Committee.

                           (ii) "Subsidiary" means any entity in an unbroken
chain of entities beginning with the Company if, at the time of granting of an Award, each of the entities (other than the last entity in the unbroken chain) owns stock or other indicia of ownership possessing 50% or more of the total combined voting power of all classes of stock or other indicia of ownership in one of the other entities in the chain.

                  3.  Administration.

                  The Plan shall be administered by the Committee; provided that such administrative authority shall not extend to Section 8 ("Non-Employee Director Options") or Section 9 ("Non-Employee Director Restricted Stock"), the intent being that, as to the Awards made under those Sections, this Plan shall constitute a formula plan. The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan (including the preceding sentence), to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Awards; to determine the persons to whom and the time or times at which Awards shall be granted; to determine the type and number of Awards to be granted, the number of shares of Stock to which an Award may relate and the terms, conditions, restrictions and performance criteria relating to any Award; to certify as to the extent to which any performance criteria have been attained; and to determine whether, to what extent, and under what circumstances an Award may be settled, canceled, forfeited, exchanged, or surrendered; to make adjustments in the terms and conditions of, and the criteria and performance objectives (if any) included in, Awards in recognition of unusual or non-recurring events affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, or in response to changes in applicable laws, regulations, or accounting principles; to designate Affiliates; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Award Agreements (which need not be identical for each Grantee); and to make all other determinations deemed necessary or advisable for the administration of the Plan.

                  The Committee may appoint a chairman and a secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by written consent. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including the Company, and any Subsidiary, Affiliate or Grantee (or any person claiming any rights under the Plan from or through any Grantee) and any stockholder. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may, upon such terms and conditions and with such limitations as it deems appropriate, delegate to the Chief Executive Officer, any Committee of the Board of Directors or the Executive Committee authority to make Awards (and determine the terms of such Awards) to persons who are not officers of the Company (assistant officers not being considered officers for such purpose); provided that all such Awards shall be reported to the Committee and (except in the case of such Awards made by a Committee of the Board) shall be revoked unless ratified by the Committee.

                  No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

                  4.  Eligibility.

                  Awards may be granted to selected employees and independent contractors of the Company and its present or future Subsidiaries and Affiliates, in the discretion of the Committee. In determining the persons to whom Awards shall be granted and the type of any Award (including the number of shares to be covered by such Award), the Committee shall take into account such factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan. Awards to Non-Employee Directors shall be solely in the form of NQSOs and Restricted Stock, which shall be subject to the provisions of Section 8 and 9 of the Plan.

                  5.  Stock Subject to the Plan.

                  The maximum number of shares of Stock reserved for the grant of Awards under the Plan shall be (i) prior to the July 1996 three-for-one stock split, four million three hundred thousand (4,300,000) shares of Stock, subject to adjustment as provided herein and (ii) after, and in order to adjust for, said stock split, twelve million nine hundred thousand (12,900,000) shares of Stock; provided that in order to determine the number of shares of Stock remaining available under the Plan after said stock split, each of the following events occurring on or prior to the July 2, 1996 record date of the stock split (or the July 23, 1996 distribution date in the case of Option exercises) shall be deemed to involve three times the number of shares of Stock that were actually involved: (x) grants, exercises and forfeitures of Options; (y) grants, vesting and forfeitures of Restricted Stock

(including performance stock and Director's Restricted Stock); and (z) grants and forfeitures of Deferred Stock Awards.

                  The shares reserved for Awards under the Plan may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any shares subject to an Award are forfeited, canceled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of shares to the Grantee, the shares of stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan; provided that, in the case of forfeiture, cancellation, exchange or surrender of shares of Restricted Stock or Restricted Stock Units with respect to which dividends or Dividend Equivalents have been paid or accrued, the number of shares with respect to such Awards shall not be available for Awards hereunder unless, in the case of shares with respect to which dividends or Dividend Equivalents were accrued but unpaid, or in the case of shares with respect to which a stock split in the form of a stock dividend was paid, such dividends and Dividend Equivalents are also forfeited, canceled, exchanged or surrendered. Upon the exercise of any Award granted in tandem with any other Awards or Awards, such related Award or Awards shall be canceled to the extent of the number of shares of Stock as to which the Award is exercised and, notwithstanding the foregoing, such number of shares shall no longer be available for Awards under the Plan.

                  In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, Stock split, reverse split, reorganization, merger, consolidation, spinoff, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Grantees under the Plan, then the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of Stock which may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Stock issued or issuable in respect of outstanding Awards, and (iii) the exercise price, grant price, or purchase price relating to any Award; provided that, with respect to ISOs, such adjustment shall be made in accordance with Section 424(h) of the Code and; provided , further, that in the case of Awards under Sections 8 and 9, equitable changes or adjustments of the types specified in clauses (i), (ii) and
(iii) above shall be made.

                  6.  Specific Terms of Awards.

                           (a) General.  The term of each Award shall be for
such period as may be determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary or Affiliate upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Stock, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The Committee may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest to be credited with respect to such payments. In addition to the foregoing, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine. The authority given to the Committee under this Section 6 is, however, subject to Section 6A of this Plan in the case of Awards to Officers as defined in Section 6A.

                           (b) Options.  The Committee is authorized to grant
Options to Grantees on the following terms and conditions:

                                    (i) Type of Award.  The Award Agreement
evidencing the grant of an Option under the Plan shall designate the Option as an ISO or an NQSO.

                                    (ii) Exercise Price.  The exercise price per
share of Stock purchasable under an Option shall be not less than the Fair Market Value of a share on the date of the grant of such Option; provided that in no event shall the exercise price for the purchase of shares be less than par value. The exercise price for Stock subject to an Option may be paid in cash or (if so permitted by the Committee or if so provided in the Award Agreement) by an exchange of Stock previously owned by the Grantee, or a combination of both, in an amount having a combined value equal to such exercise price. A Grantee may also elect to pay all or a portion of the aggregate exercise price by having shares of Stock with a Fair Market Value on the date of exercise equal to the aggregate exercise price (i) withheld by the Company, if so permitted by the Committee or so provided in the Award Agreement, or (ii) sold by a broker-dealer under circumstances meeting the requirements of 12 C.F.R. ss.220 or any successor thereof.

                                    (iii) Term and Exercisability of Options.
The date on which the Committee adopts a resolution expressly granting an Option shall be considered the day on which such Option is granted, unless the Committee shall determine that the Option shall be granted effective as of a specified date in the future, in which case such specified future date shall be considered the day on which such Option is granted. Options shall be exercisable over the exercise period (which shall not exceed ten years from the date of grant), at such times and upon such conditions as the Committee may determine, as reflected in the Award Agreement; provided that, the Committee shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. An Option may be exercised to the extent of any or all full shares of Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Committee or its designated agent.

                                    (iv) Termination of Employment, etc.  An
Option may not be exercised unless the Grantee is then in the employ of, or then maintains an independent contractor relationship with, the Company or a Subsidiary or an Affiliate (or a company or a parent or subsidiary company of such company issuing or assuming the Option in a transaction to which Section 424(a) of the Code applies), and unless the Grantee has remained continuously so employed, or continuously maintained such relationship, since the date of grant of the Option; provided that, the Award Agreement may contain provisions extending the exercisability of Options to a date not later than the expiration date of such Option.

                                    (v) Maximum Number of Shares.  Options may
not be granted hereunder to any one person in any ten-year period in an amount greater than fifteen (15%) percent of the total number of shares of Stock originally available for grant of Awards under this Plan (i.e. not more than 15% of 12,900,000 after giving effect to the stock split; and for purposes of calculating this 15% figure, Options granted to any Grantee prior to July 23, 1996 shall be deemed to have been tripled).

                                    (vi) Other Provisions.  Options may be
subject to such other conditions including, but not limited to, restrictions on transferability of the shares acquired upon exercise of such Options, as the Committee may prescribe in its discretion.

                           (c) SARs and Limited SARs.  The Committee
is authorized to grant SARs and Limited SARs to Grantees on the following terms and conditions:

                                    (i) In General.  Unless the Committee
determines otherwise, an SAR or a Limited SAR (1) granted in tandem with an NQSO may be granted at the time of grant of the related NQSO or at any time thereafter or (2) granted in tandem with an ISO may only be granted at the time of grant of the related ISO. An SAR or Limited SAR granted in tandem with an Option shall be exercisable only to the extent the underlying Option is exercisable.

                                    (ii) SARs.  An SAR shall confer on the
Grantee a right to receive with respect to each share subject thereto, upon exercise thereof, the excess of (1) the Fair Market Value of one share of Stock on the date of exercise over (2) the grant price of the SAR (which in the case of an SAR granted in tandem with an Option shall be equal to the exercise price of the underlying Option, and which in the case of any other SAR shall be such price as the Committee may determine).

                                    (iii) Limited SARs.  A Limited SAR shall
confer on the Grantee a right to receive with respect to each share subject thereto, automatically upon the occurrence of a Change in Control, an amount equal to the excess of (1) the Change in Control Price (or in the case of a Limited SAR granted in tandem with an ISO, the Fair Market Value of one share on the date of such Change in Control) over (2) the grant price of the Limited SAR (which in the case of a Limited SAR granted in tandem with an Option shall be equal to the exercise price of the underlying Option, and which in the case of any other Limited SAR shall be such price as the Committee determines).

                           (d) Restricted Stock.  The Committee is authorized
to grant Restricted Stock (which may be designated as "performance stock") to Grantees on the following terms and conditions:

                                    (i) Issuance and Restrictions.  Restricted
Stock shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee may determine. Except to the extent restricted under the Award Agreement relating to the Restricted Stock, a Grantee granted Restricted Stock shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Stock and the right to receive dividends thereon.

                                    (ii) Forfeiture.  Upon termination of
employment or termination of the independent contractor relationship during the applicable restriction period, Restricted Stock and any accrued but unpaid dividends or Dividend Equivalents that are at that time subject to restrictions shall be forfeited; provided that, the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

                                    (iii) Certificates for Stock.  Restricted
Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Grantee, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and/or the Company shall retain physical possession of the certificate.

                                    (iv) Dividends.  Dividends paid on
Restricted Stock shall be either paid at the dividend payment date, or deferred for payment to such date as determined by the Committee, in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends. Stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

                           (e) Restricted Stock Units.  The Committee is
authorized to grant Restricted Stock Units to Grantees, subject to the following terms and conditions:

                                    (i) Award and Restrictions.  Delivery of
Stock or cash, as determined by the Committee, will occur upon expiration of the deferral period specified for Restricted Stock Units by the Committee. In addition, Restricted Stock Units shall be subject to such restrictions as the Committee may impose, at the date of grant or thereafter, which restrictions may lapse at the expiration of the deferral period or at earlier or later specified times, separately or in combination, in installments or otherwise, as the Committee may determine.

                                    (ii) Forfeiture.  Upon termination of
employment or termination of the independent contractor relationship during the applicable deferral period or portion thereof to which forfeiture conditions apply, or upon failure to satisfy any other conditions precedent to the delivery of Stock or cash to which such Restricted Stock Units relate, all Restricted Stock Units that are then subject to deferral or restriction shall be forfeited; provided that, the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock Units will be waived in whole or in part in the event of termination resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock Units.

                           (f) Stock Awards in Lieu of Cash Awards.  The
Committee is authorized to grant Stock as a bonus, or to grant other Awards, in lieu of Company commitments to pay cash under other plans or compensatory arrangements. Stock or Awards granted hereunder shall have such other terms as shall be determined by the Committee.

                           (g) Dividend Equivalents and Interest Equivalents.
The Committee is authorized to grant Dividend Equivalents and Interest Equivalents to Grantees.

                                    (i) The Committee may provide, at the date
of grant or thereafter, that Dividend Equivalents and/or Interest Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock or deferred cash, as the case may be, or other investment vehicles as the Committee may specify, provided that Dividend Equivalents or Interest Equivalents (other than freestanding Dividend Equivalents or Interest Equivalents) shall be subject to all conditions and restrictions of the underlying Awards to which they relate.

                                    (ii) Interest Equivalents shall be computed
at a market-based rate which, unless the Committee otherwise determines, shall be compounded quarterly at an annual rate equal to the annual rate on the last day of the calendar quarter of 10- year U.S. Treasury Notes plus 1% per annum.

                           (h) Deferred Stock Awards and Deferred Cash Awards.
The Committee is authorized to grant Deferred Stock Awards and Deferred Cash Awards, subject to the following terms and conditions:

                                    (i) The Committee shall establish, in the
name of each Grantee receiving a Deferred Stock Award, a Common Stock Account to which the Deferred Stock Award, and any Dividend Equivalents thereon (unless paid currently in the discretion of the Committee), will be credited. The Company shall not be under any obligation to acquire the Stock to pay a Deferred Stock Award (or Dividend Equivalent) at any time prior to the date on which such payment shall be due. The Committee shall establish, in the name of each Grantee receiving a Deferred Cash Award, a Deferred Cash Account to which the Deferred Cash Award, and any Interest Equivalents thereon (unless paid currently in the discretion of the Committee), will be credited.

                                    (ii) The number of equivalent shares of
Stock credited to a Common Stock Account shall accrue Dividend Equivalents on such shares, as if actual shares of Stock had been issued, from the date the Deferred Stock is credited to the Common Stock Account to and including the date on which the amount credited to the Common Stock Account is deemed to have been paid. Such Dividend Equivalents will be credited to the Common Stock Account as additional equivalent shares of Stock. In the case of a stock dividend, the number of shares to be credited shall be the number of shares of stock that would have been issued on the equivalent number of shares of Stock in the Common Stock Account. In other cases, the number of equivalent shares (including fractional shares) to be so credited will be determined by dividing the Dividend Equivalents by the Fair Market Value of the Stock for the day on which the related dividend is paid. If any dividend is paid on the Stock of the Company, other than in cash or Stock, the Committee shall conclusively determine the Fair Market Value in cash of such dividend.

                                    (iii) The amount of Deferred Cash credited
to a Deferred Cash Account shall accrue Interest Equivalents from the date the Deferred Cash is credited to the Deferred Cash Account to and including the date on which the amount credited to the Deferred Cash Account is deemed to have been paid. Such Interest Equivalents will be credited to the Deferred Cash Account as additional cash which shall, in turn, accrue further Interest Equivalents. Interest Equivalents will be credited, as of the last day of each calendar quarter on the average daily balance of deferred cash in said account during said quarter. If any Deferred Cash is disbursed to a Grantee or a Beneficiary on a date other than the last day of a calendar quarter, Interest Equivalents

(properly prorated for the partial quarter) shall be credited on the Deferred Cash so disbursed for the partial calendar quarter, but shall be computed based on the interest rate in effect on the business day next preceding the date of disbursement.

                                    (iv) Payments from Common Stock and Deferred
Cash Accounts.

                                            A.  Except as provided below,
payment of the total amount credited an employee's Common Stock Account or Deferred Cash Account, as the case may be, shall be made to him, or, in case of his death prior to the commencement of payments on account of such total amount, to his Beneficiary, in sixty (60) quarterly installments commencing the first day of the calendar quarter, or as soon thereafter as practicable, following the date on which he ceases, by reason of death or otherwise, to be an employee. The amount of each payment shall be the amount credited to such account multiplied by a factor, the numerator of which is one (1) and the denominator of which is the number of quarterly installments remaining to be paid. If the aggregate number of shares credited to a Common Stock Account shall not be divisible into whole shares by the applicable number of installments, each installment except the last shall consist of the nearest number of whole shares into which such aggregate number of shares shall be divisible by the applicable number of installments. The last installment shall consist of the total amount of whole shares of remaining Deferred Stock credited to such account and any fractional share shall be paid in cash.

                                            B.  In case of the death of an
employee after the commencement of payments to him in respect of his Common Stock Account or Deferred Cash Account, as the case may be, the then remaining unpaid portion thereof shall continue to be paid in installments, at such times and in such manner as if he were living, to his Beneficiary.

                                            C.  With respect to the total amount
in a Common Stock Account or Deferred Cash Account, as the case may be, or the then remaining unpaid portion thereof, which shall be payable to any person who shall no longer be an employee of the Company or one of its Subsidiaries or Affiliates or to the Beneficiary of any such person, the Committee shall possess absolute discretion to accelerate the time of payment of such total amount or remaining unpaid portion, in whole or in part, as the case may be. In addition, the Committee shall possess absolute discretion to accelerate to any extent such total amount or remaining unpaid portion, even while a person remains an employee, if there occurs financial hardship or any other event which the Committee deems, in its absolute discretion, to constitute an extraordinary circumstance.

                           (i) Other Stock- or Cash-Based Awards.  The
Committee is authorized to grant to Grantees Other Stock-Based Awards or Other Cash-Based Awards as an element of or supplement to any other Award under the Plan or in addition to, or in lieu of, any other Award under the Plan, as deemed by the Committee to be consistent with the purposes of the Plan. Such Awards may be granted with value and payment contingent upon performance of the Company or any other factors designated by the Committee, or valued by reference to the performance of specified Subsidiaries or Affiliates. Without limiting the generality of the foregoing, other Cash Based Awards may be granted as annual bonus, as multi-year performance cash awards, or otherwise. The Committee shall determine the terms and conditions of such Awards at the date of grant or thereafter.

                  6A. Special Restrictions on Awards to Officers.

Subject to Sections 6A(h) and 6A(j), this Section 6A applies to all Awards to "Officers"; provided that this Section 6A applies to Options, SARs and Limited SARs only to the extent specifically stated in this Section. For purposes of this Section 6A, an "Officer" is any employee who would be treated at the time an Award is granted as an officer of the Company pursuant to the executive compensation disclosure rules under the Exchange Act. Notwithstanding the foregoing, the provisions of the Plan disregarded under Section 6A(a) below shall be reinstated and fully applicable to all Awards granted to Officers pursuant to this Section 6A to the extent that, as of the end of the calendar year following the year in which the Award is granted, they are not "covered employees" within the meaning of Section 162(m)(3) of the Code.

                                    (a) Intent.  Awards subject to this Section
6A are intended to qualify as performance-based compensation as described in
Section 162(m)(4)(C) of the Code and the regulations promulgated thereunder. This Section 6A shall be interpreted consistently with such intent and any provisions of the Plan inconsistent therewith shall not apply to any Awards subject to this Section 6A. Without limiting the generality of the foregoing, the Committee shall have no discretion to increase the value of any Awards subject to this Section 6A. Notwithstanding the foregoing, Awards granted hereunder shall be subject to such other provisions of the Plan (as modified by this Section 6A) as may be determined by the Committee.

                                    (b) Maximum Awards.  The maximum Awards
(other than Options, SARs and Limited SARs) that may be granted to any Officer pursuant to this Section 6A on account of any calendar year shall not exceed the greater of (i) five hundred percent (500%) of the Officer's base salary for that year or (ii) $5,000,000. Awards shall be considered to be on account of the calendar year in which the relevant performance periods terminate. Awards granted pursuant to Section 6A(h) shall not be taken into account in applying the foregoing limit. The maximum number of shares of Stock subject to an Option, SAR or Limited SAR that may be granted hereunder to an Officer during any ten-year period is set forth in Section 6(b)(v).

                                    (c) Designation of Performance Goals.  The
Committee shall establish specific objective targets, schedules, thresholds or goals ("Performance Goals") for each Award subject to this Section 6A; provided that, at the time of the grant of any Award, the achievement of the Performance Goal shall be substantially uncertain. The Performance Goals designated by the Committee shall be determined based upon one or more of the business criteria set forth in Exhibit A hereto ("Performance Measures"). To the extent applicable, the Committee may specify a Performance Measure in relation to total Company performance or in relation to the performance of identifiable business unit(s) of the Company. A Performance Goal may be expressed in any form as the Committee may determine including, but not limited to: (1) percentage growth,
(2) absolute growth, (3) cumulative growth, (4) performance in relation to an index, (5) performance in relation to peer company performance, (6) a designated absolute amount and (7) per share of Stock outstanding. The Performance Goals so established may exclude the effects of certain events or categories of events specifically identified by the Committee. Nothing shall preclude the Committee from designating different Performance Measures and Performance Goals for Awards granted to different Officers in the same performance period.

                                    (d) Determination of Awards.  The Committee
shall have discretion to structure the types of Awards granted to Officers. Such Awards may be either Awards having a performance period of one year or less (such as, for example, an annual bonus plan providing for a cash or a Stock bonus) or Awards which vest over longer periods (such as, for example, a Performance Stock Award or Performance Cash Award which might vest after a period of two or more years). No later than 90 days after the commencement of a performance period (but, in any event, within the first 25% of such performance period, if earlier), the Committee shall designate or approve as to the Awards relating to such period, (i) the Officers who will be Grantees, if any, (ii) the types of Awards (which will be selected from the types of Awards permitted under Section 6), (iii) the Performance Measures applicable to each Award, (iv) if there is more than one Performance Measure applicable to a single Award, the weighting, or other role, of the Performance Measures in determining the Award,
(v) the Performance Goals and payout matrix or formula for each Performance Measure, (vi) the performance period or periods, (vii) the target Award or Awards for each Grantee, (viii) the extent to which, and the circumstances under which, the Award may pay out at greater than, or less than, target levels, and
(ix) to the extent required under Code Section 162(m), the maximum dollar amount a Grantee may earn with respect to a performance period.

                                    (e) Payment of Awards.  Subject to Section 7
of the Plan ("Change in Control Provisions"), an Award subject to this Section 6A shall vest only to the extent that the applicable Performance Goal or Goals, if any, have been attained. As a condition to the vesting of any Award, the Committee shall first certify, by resolution of the Committee, that the applicable Performance Goal or Goals have been attained and the other applicable Plan provisions have been satisfied. Following the end of a performance period, the Committee shall determine the amount of each Award that vests for each Grantee by:

                                    (1) comparing actual performance for each
                           Performance Measure against the payout matrix approved for such period,

                                    (2) multiplying the payout percentage from
                           the payout matrix for each Performance Measure by the appropriate weighting factor, if applicable, and

                                    (3) summing the applicable weighted payout
                           percentages and multiplying their overall payout percentage by the Grantee's Award

Notwithstanding anything contained in this Plan to the contrary (but provided that the right to do so is specifically retained in the applicable Award Agreement), the Committee in its sole discretion may reduce any Award to any Grantee to any amount, including zero, prior to the certification by resolution of the Committee of the amount of such Award. The amount of an Award that vests for a calendar year or other performance period shall be determined as soon as practicable after such period and shall be paid no later than 75 days following the end of such year or other period.

                                    (f) Grants of Options and SARs.  The
Committee may grant Options, SARs and Limited SARs the vesting of which is not contingent upon the attainment of any Performance Goal or Goals. Except as provided in Section 6A(h), but subject to Section 6(b)(ii), the exercise or grant price, as applicable, of each share of Stock subject to such Options, SARs and Limited SARs shall not be less than the Fair Market Value of one share of Stock on the date of grant.

                                    (g) Deferred Payments.  The Committee, in
its discretion, may elect to defer payment of any Award until such date before or after retirement as a Grantee may request upon such terms and conditions as may be approved or established by the Committee in its sole judgment. Such terms may include the payment of Interest or Dividend Equivalents on deferred amounts.

                                    (h) Non-Performance-Based Compensation.
Notwithstanding anything contained in this Section 6A, the Committee may grant Awards to Officers that are not subject to this Section 6A. All Awards granted by the Committee shall indicate whether or not they are subject to this Section 6A.

                                    (i) Valuation.  Whenever in this Section 6A
there is a reference to a maximum dollar value of a stock-based Award (including but not limited to a Restricted Stock, Restricted Stock Unit, a Deferred Stock Award or other Stock-Based Award), the dollar value is determined as of the date of the grant of the Award and not as of the date of vesting. If one type of Award is substituted for another (such as, for example, a Deferred Stock Award being substituted for a Restricted Stock Award or for an Award of Restricted Stock Units, where each Award is based upon the same number of shares of Common Stock), the value of the substitute Award for this purpose is the same as the Award for which it is substituted. Whenever in this Section 6A there is a reference to a maximum dollar value of an Award, Dividend Equivalents and Interest Equivalents (other than free-standing Dividend Equivalents and Interest Equivalents) shall not be counted in determining such maximum amount.

                                    (j) Grant-by-Grant Determination.  The
Committee may grant Awards a portion of which satisfy the provisions of this
Section 6A and a portion of which do not. In such a case, the Award shall be deemed to be the grant of two Awards, one subject to this Section 6A and the other granted pursuant to Section 6A(h).

                                    (k) Substitute Awards.  The Committee may
establish procedures under which one Award is substituted for an equivalent Award of a different type; such as a Deferred Stock Award being substituted for an Award of an equivalent number of shares of Restricted Stock. Nothing contained in this Section 6A requires the substitute Award to be subject to Performance Goals in addition to the Performance Goals of the Award for which it was substituted.

                  7. Change in Control Provisions. In the event of a Change of Control:

                           (a) any Award carrying a right to exercise that was
not previously exercisable and vested shall become fully exercisable and vested; and

                           (b) the restrictions, deferral limitations, payment
conditions, and forfeiture conditions applicable to any other Award granted under the Plan shall lapse and such Awards shall be deemed fully vested, and any performance conditions imposed with respect to Awards shall be deemed to be fully achieved.

                  8. Non-Employee Director Options. Notwithstanding any of the other provisions of the Plan to the contrary, the provisions of this Section 8 shall apply only to grants of Options to Non-Employee Directors. Except as set forth in this Section 8, the other provisions of the Plan shall apply to grants of Options to Non-Employee Directors to the extent not inconsistent with this Section.

                           (a) General.  Non-Employee Directors shall receive
NQSOs in accordance with this Section 8 and may not be granted Stock Appreciation Rights or Incentive Stock Options under this Plan. The purchase price per share of Stock purchasable under Options granted to Non-Employee Directors shall be the Fair Market Value of a Share on the date of grant. No Agreement with any Non-Employee Director may alter the provisions of this Section and no

Option granted to a Non-Employee Director may be subject to a discretionary acceleration of exercisability.

                           (b) Grants to New Non-Employee Directors.  Each Non-
Employee Director who is elected to the Board for the first time will, at the time such director is elected and duly qualified, be granted automatically, without action by the Committee, an Option to purchase (i) for Options granted prior to July 23, 1996, 1,500 shares of Stock and (ii) for Options granted on or after July 23, 1996, 4,500 shares of stock.

                           (c) Grants to Continuing Directors.  On the date of
each annual meeting of stockholders (in addition to any grant made under subsection (b) of this Section on such date), each continuing Non-Employee Director will be granted automatically, without action by the Committee, an Option to purchase (i) for Options granted prior to July 23, 1996, 1,500 shares of Stock and (ii) for Options granted on or after July 23, 1996, 4,500 shares of stock.

                           (d) Vesting.  Each Option shall be exercisable as to
33-1/3 percent of the Stock covered by the Option on the first anniversary of the date the Option is granted and as to an additional 33-1/3 percent of the Stock covered by the Option on each of the following two anniversaries of such date of grant; provided, however, that each Option shall be immediately exercisable in full upon a Change in Control. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires.
Section 6(b) hereof shall not apply to Options granted to Non-Employee
Directors.

                           (e) Duration.  Subject to the immediately following
sentence, each Option granted to a Non-Employee Director shall be for a term of 10 years. Upon the cessation of a Non-Employee Director's membership on the Board for any reason, Options granted to such Non-Employee Director shall expire, except that, as to any portion of an Option which shall be exercisable upon the date of such cessation, such Option may be exercised as to such portion until the earlier of (i) three (3) years from the date of such cessation of Board membership or (ii) expiration of the term of Option. The Committee may not provide for an extended exercise period beyond the periods set forth in this
Section 8(e).

                  9. Non-Employee Director Restricted Stock. Notwithstanding any of the other provisions of the Plan to the contrary, the provisions of this
Section 9 shall apply only to grants of Restricted Stock to Non-Employee Directors ("Director's Restricted Stock"). Except as set forth in this Section 9, the other provisions of the Plan shall apply to grants of Director's Restricted Stock, to the extent not inconsistent with this Section.

                           (a) General.  Non-Employee Directors will receive
Director's Restricted Stock in accordance with this Section. No agreement with any Non-Employee Director may alter the provisions of this Section and no Director's Restricted Stock may be subject to a discretionary acceleration of vesting. Each person who was a Non-Employee Director prior to the 1994 Annual Meeting of Stockholders was granted 2,500 shares of Director's Restricted Stock (equivalent to 7,500 shares on or after July 23, 1996).

                           (b) Grants to New Non-Employee Directors.  Each
Non-Employee Director who, on or after the 1994 Annual Meeting of Stockholders, is elected to the Board for the first time, will, at the time such Director is duly elected and qualified, be granted automatically, without action by the Committee, a number of shares of Director's Restricted Stock equal to the lesser of (i) 2,500 shares (7,500 shares on or after July 23, 1996) or (ii) the nearest number of whole shares determined by multiplying 2,500 (7,500 on or after July 23, 1996) by a fraction, the numerator of which is the initial Fair Market Value of the Stock determined under the formula utilized for initial grants of NQSQs to Non-Employee Directors in February 1994 (such initial Fair Market Value being $15.375 per share or, on or after July 23, 1996, $5.125 per share), and the denominator of which is the Fair Market Value of the Stock on the date on which such Director is duly elected and qualified.

                           (c) Vesting.  (i) Each Award of Director's
Restricted Stock shall become non-forfeitable as to twenty percent of the Stock covered by the Award on the first anniversary date of the Award and as to an additional twenty percent of the Stock on each of the following four anniversary dates of the Award; provided that each Award shall be immediately non-forfeitable in full upon a Change in Control. If a Non-Employee Director's service on the Board terminates prior to the Award becoming entirely non-forfeitable, any portion of the Award which then remains forfeitable shall revert to the Company, except that if the Non-Employee Director's service terminates by reason of death or disability, any 20 percent installment with respect to which such Non-Employee Director shall have begun (but not completed) the requisite annual service shall become, as to such installment, also entirely nonforfeitable. As used in the prior sentence, a "disability" shall exist if, because of sickness or injury, the ability of the Non-Employee Director to perform the duties of a member of the Board of Directors becomes significantly impaired.

                  (ii) A Non-Employee Director may, on or prior to December 31, 1995 (or in the case of a Non-Employee Director who first becomes a Director after December 31, 1995, within thirty days after becoming a Director), as to his forfeitable shares of Director's Restricted Stock elect that such shares shall become nonforfeitable on January 1 following the year in which he attains his 70th birthday, but not earlier than the date upon which such shares become nonforfeitable under subparagraph (i) of this paragraph (c) or later than the date of a Change in Control. During such additional period, if any, that such shares are forfeitable under this subparagraph (ii), the shares shall be forfeited if such Non-Employee Director resigns from the Board of Directors or refuses to stand for re-election to the Board of Directors, unless:

         A. Such resignation or refusal results from the disability (as defined in subparagraph (i) above) or death of the Non-Employee Director; or

         B. Such Non-Employee Director furnishes to the Board of Directors an opinion of counsel, reasonably satisfactory to a majority of the remaining members, to the effect that continued membership on the Board will result in such Non-Employee Director having a conflict of interest or suffering some other significant legal liability; or

         C. Such resignation or refusal is approved or requested by a majority of the remaining members of the Board of Directors or by stockholders owning a majority of the voting stock of the Company.

         During such additional period, if any, that such shares are forfeitable under this subparagraph (ii), if there occurs an event described in clause A.,
B. or C. of this subparagraph, the shares shall become nonforfeitable on the date that the Non-Employee Director ceases to be a member of the Board of Directors.

         Any such election to defer vesting shall be made in writing addressed to the Secretary of the Committee, and shall be irrevocable when received.

                           (d) Dividends; Voting.  Except as set forth in this
Section 9, a Director granted Director's Restricted Stock shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Stock and the right to receive dividends thereon.

                           (e) The Director's Restricted Stock shall be subject
to the following provisions prior to becoming non-forfeitable:

                                    (i) The Stock may not be sold, assigned,
transferred, pledged, hypothecated or otherwise disposed of; and neither the right to receive Stock nor any interest therein under the Plan may be assigned, and any attempted assignment shall be void.

                                    (ii) The Stock certificates shall, at the
option of the Company, either (x) be held by the Company together with stock powers endorsed by the Director in blank or (y) bear an appropriate restrictive legend and be subject to appropriate "stop transfer" orders or (z) both.

                                    (iii) Any additional Stock or other
securities or property (other than cash dividends) that may be issued with respect to Director's Stock as a result of any stock dividend, stock split, reorganization, recapitalization, merger, consolidation, split-up, combination of shares or other event, shall be subject to the restrictions and other terms and conditions of the Plan.

                  10. General Provisions.

                           (a) Compliance with Local and Exchange Requirements.
The Plan, the granting and exercising of Awards, and the other obligations of the Company under the Plan and any Award Agreement, promissory note or other agreement shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Stock under any Award until completion of such stock exchange listing or registration or qualification of such Stock or other required action under any state, federal or foreign law, rule or regulation as the Company may consider appropriate, and may require any Grantee to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Stock in compliance with applicable laws, rules and regulations.

                           (b) Nontransferability.  Except as may be
specifically provided to the contrary in any Award Agreement, Awards shall not be transferable by a Grantee except by will or the laws of descent and distribution or, if then permitted under Rule 16b-3, pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, and shall be exercisable during the lifetime of a Grantee only by such Grantee or his guardian or legal representative.

                           (c) No Right to Continued Employment, etc..  Nothing
in the Plan or in any Award granted or any Award Agreement, or other agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ of or to continue as an independent contractor, or director of the Company, any subsidiary or any Affiliate or to be entitled to any remuneration or benefits not set forth in the Plan or such Award Agreement, or other agreement or to interfere with or limit in any way the right of the Company or any such Subsidiary or Affiliate or the stockholders to terminate such Grantee's employment, directorship or independent contractor relationship.

                           (d) Taxes.  The Company or any Subsidiary or
Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any other payment to a Grantee, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other actions as the Committee may deem advisable to enable the Company and Grantees to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Grantee's tax obligations.

                           (e) Amendment and Termination of the Plan.  The
Board may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided that, no amendment which requires stockholder approval in order for the Plan to continue to comply with Rule 16b-3 or Section 162(m) of the Code, shall be effective unless the same shall be approved by the requisite vote of the stockholders of the Company entitled to vote thereon. Notwithstanding the foregoing, no amendment shall affect adversely any of the rights of any Grantee, without such Grantee's consent, under any Award theretofore granted under the Plan.

                           (f) No Rights to Awards; No Stockholder Rights.  No
Grantee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Grantees. Except as provided specifically herein, a Grantee or a transferee of an Award shall have no rights as a stockholder with respect to any shares covered by the Award until the date of the issuance of a stock certificate to him for such shares.

                           (g) Unfunded Status of Awards.  The Plan is intended
to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Grantee pursuant to an Award, nothing contained in the Plan or any Award shall give any such Grantee any rights that are greater than those of a general creditor of the Company.

                           (h) No Fractional Shares.  No fractional shares of
Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

                           (i) Not Exclusive.  The Awards granted under this
Plan are not intended to be exclusive and, accordingly, the Board may adopt, or permit the adoption of, other compensation and/or benefit plans or arrangements of any type whatsoever, including but not limited to plans or arrangements that provide for compensation in the same form as, or in form similar or dissimilar to, types of compensation available under this Plan.

                           (j) Governing Law.  The Plan and all determinations
made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.

                           (k) Effective Date; Plan Termination.  The Plan has
been approved by stockholders. Amendments to the Plan effected at the January 27, 1997 meeting of the Board of Directors shall take effect upon their adoption by the Board (the "Effective Date"), but the amendments to this Plan (and any Awards made on or after such date and prior to the stockholder approval mentioned herein), shall be subject to the approval of the amendments by the holders of a majority of the issued and outstanding shares of Common Stock of the Company entitled to vote, which approval must occur within twelve months of the date the Plan, as so amended, is adopted by the Board; provided that Awards which could have been made under the Plan as previously in effect shall not be affected by the lack of stockholder approval of the amendments. In the absence of such approval, except as so provided above, such Awards shall be null and void.

                EXHIBIT A TO 1993 STOCK AWARD AND INCENTIVE PLAN,
                           AS AMENDED JANUARY 27, 1997
                              PERFORMANCE MEASURES

         (i) "Cash Flow" shall mean the consolidated increase (reduced by any decrease) in cash, cash equivalents and related marketable securities of the Company, as set forth in the Company's audited financial statements for a year or other period, adjusted to offset the effects of financing activity, cash dividends to common stockholders and purchases of treasury stock.

         (ii) "Debt to Capital Ratio" shall mean Debt divided by Capital. "Debt" shall mean the sum of short term debt, the current portion of long term debt and long term debt, all as reported in or determined from a balance sheet at the end of a year or other period. "Capital" shall mean the sum of (i) short term debt,
(ii) long term debt, (iii) current portion of long term debt, (iv) total minority interest and (v) stockholders' equity, all as reported in or determined from a balance sheet at the end of a year or other period.

         (iii) "EBIT" shall mean, (i) in the case of the Company, the consolidated earnings before interest and taxes of the Company as set forth in Company's audited financial statements for such year or other period or (ii) in the case of a business unit of the Company, the earnings before interest and taxes of such business unit, for such year or other period, determined on a basis consistent with the accounting principles used in determining EBIT in the Company's audited financial statements.

         (iv) "EPS" shall mean the consolidated fully-diluted earnings per share of the Company, as set forth in the Company's audited financial statements for such year or other period.

         (v) "EVA" shall mean economic value added, calculated as NOPAT less a capital charge as follows: the weighted average cost per dollar of Capital for the year or other period times the amount of Capital invested. "NOPAT" shall mean net Operating Profit after tax plus equity in net earnings of associated companies, as set forth in the Company's financial statements for such year or other period.

         (vi) "Market Value" shall mean the Fair Market Value of a share of Stock, as determined under clause (i), (ii) or (iii) as applicable, of the second sentence of Section 2(q) of the Plan.

         (vii) "Net Earnings" shall mean the consolidated net earnings available to common stockholders, as set forth in the Company's financial statements for such year or other period.

         (viii) "Operating Profit" shall mean operating profit before any special charges or gains as reported in a statement of income or statement of operations for a year or other period.

         (ix) "Return on Capital" shall mean NOPAT divided by average Capital for the year or other period.

         (x) "Return on Equity" shall mean either Net Earnings or Cash Flow, as designated by the Committee, divided by average Stockholders' Equity for the year or other period.

         (xi) "RONA" shall mean the return on net assets for a year or other period, which is calculated as (i) Net Earnings minus financing charges divided by (ii) net assets. Net assets means total assets minus nonfinancial liabilities.

         (xii) "Sales" shall mean net sales as reported in a statement of income or statement of operations for a year or other period.

         (xiii) "SG & A" shall mean selling, general and administrative costs as reported in a statement of income or statement of operations for a year or other period.

         (xiv) "Tax Rate" shall mean the Company's effective tax rate, as set forth in the Company's audited financial statements for such year or other period.

         (xv) "Total Return" shall mean the percent increase over a year or other period in the value of an investor's holdings in the Company's Stock assuming reinvestment of dividends.

In computing the foregoing Performance Measure with respect to any Award, there shall be disregarded the impact of any accounting change mandated by Generally Accepted Accounting Principles which becomes mandated and is implemented after the related Performance Goal is established.